Exhibit 4.1

Execution Version

RESOLUTE ENERGY CORPORATION

as Issuer,

THE GUARANTORS NAME ON THE SIGNATURE PAGE HEREOF,

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of April 25, 2012

8.50% Senior Notes due 2020

1

CROSS-REFERENCE TABLE*

Execution Version

TRUST INDENTURE ACT SECTION	INDENTURE SECTION
310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.06
(b)	12.03
(c)	12.03
313 (a)	7.06 (a)
(b)(1)	N.A.
(b)(2)	7.06 (a)
(c)	7.06(a), 12.02
(d)	7.06 (b)
314 (a)	4.04 (b)
(a)(4)	12.05 (a)
(b)	N.A.
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	N.A.
(e)	12.05 (a)
(f)	N.A.
315 (a)	N.A.
(b)	N.A.
(c)	N.A.
(d)	N.A.
(e)	N.A.
316 (a)(last sentence)	N.A.
(a)(1)(A)	N.A.
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	N.A.
(c)	12.13 (d)
317 (a)(1)	N.A.
(a)(2)	N.A.
(b)	N.A.
318 (a)	N.A.

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

2

Execution Version

i

ii

iii

INDENTURE

INDENTURE (this “Indenture”), dated as of April 25, 2012, among Resolute Energy Corporation, a Delaware corporation (subject to the further definition thereof in Section 1.01, the “Company”), the guarantors listed on the signature page hereof (each, a “Guarantor” and collectively, the “Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”).

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 8.5% Senior Notes due 2020 (subject to the further definition thereof in Section 1.01, the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means Indebtedness of a Person (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, regardless of whether incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

“Additional Assets” means (i) any assets or property (other than cash, Cash Equivalents or securities) used in the Oil and Gas Business or any business ancillary thereto, (ii) Investments in any other Person engaged in the Oil and Gas Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary, (iii) the acquisition from third parties of Capital Stock of a Restricted Subsidiary or (iv) Permitted Business Investments.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Additional Notes” means any further Notes (other than the Initial Notes issued on the date of this Indenture) issued under this Indenture in accordance with the terms of this Indenture, including Sections 2.01(e), 2.02, 2.16 and 4.07 hereof, as part of the same series as the Initial Notes issued on the date hereof, ranking equally with those Initial Notes and having identical terms and conditions to the Initial Notes (in all respects other than (a) the date of issuance, (b) the issue price, (c) rights under a related Registration Rights Agreement, if any, (d) at the option of the Company, as to the payment of interest accruing prior to the issue date of such Additional Notes, and (e) the first payment of interest following the issue date of such Additional Notes), subject to compliance with Article 4 hereof. The Initial Notes, any Additional Notes subsequently issued under this Indenture and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including, without limitation, directions, waivers, amendments, consents, redemptions and offers to purchase.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination:

(i) the sum of

(a) discounted future net revenues from proved oil and natural gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with (and deducting estimated production and development costs as required by) Commission guidelines before any state, federal or foreign income taxes, as estimated by the Company and confirmed by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of the Company’s most recently completed fiscal year, as increased by, as of the date of determination, the estimated discounted future net revenues from

(1) estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries acquired since the date of such year-end reserve report, and

(2) estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since the date such year-end reserve report due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions, and decreased by, as of the date of determination, the discounted future net revenues attributable to:

(3) estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such year-end reserve report, and

(4) reductions in estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report attributable to downward revisions of estimates of proved oil and natural gas reserves since the date of such year-end reserve report due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions;

in the case of the preceding clauses (1) through (4), calculated (x) on a pre-tax basis and (y) in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report) and estimated by the Company’s petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose,

(b) the capitalized costs that are attributable to Oil and Gas Properties of the Company and its Restricted Subsidiaries to which no proved oil and natural gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements,

(c) the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements, and

(d) the greater of

(1) the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and

(2) the appraised value, as estimated by independent appraisers,

of other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company’s latest audited financial statements, minus

(ii) the sum of

(a) minority interests,

(b) to the extent not otherwise taken into account in determining Adjusted Consolidated Net Tangible Assets, any net gas balancing liabilities of the Company and its Restricted Subsidiaries as estimated as of the date of the Company’s annual or quarterly financial statements,

(c) to the extent included in clause (i)(a) above, the discounted future net revenues, calculated in accordance with Commission guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto), and

(d) the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in clause (i)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If the Company changes its method of accounting from the full cost method to the successful efforts method or another method of accounting, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Company were still using the full cost method of accounting.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “ controlling “ and “ controlled “ have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(i) 1.0% of the principal amount of such Note; and

(ii) the excess, if any, of:

(a) the present value at such redemption date of (i) the redemption price of such Note at May 1, 2016 (such redemption price being set forth in Section 3.07(a) hereof) plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date) due on such Note through May 1, 2016, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(i) the sale, lease, conveyance or other disposition of any assets or rights by the Company or any of the Company’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole will be governed by Section 4.19 and/or Section 5.01 and not by Section 4.11 hereof; or

(ii) the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of the Company’s Restricted Subsidiaries of Equity Interests in any of the Company’s Subsidiaries.

For the purposes of this definition, the term “Asset Sale” shall not include:

(a) any transfer of properties and assets that is governed by the provisions described under “Consolidation, Merger and Sale of Assets,”

(b) any transfer of properties and assets that is by the Company to any Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any other Restricted Subsidiary in accordance with the terms of this Indenture,

(c) any transfer of properties, assets and rights that would be (i) a “Restricted Payment” under Section 4.08 hereof that would be permitted to be made as a Restricted Payment under Section 4.08 hereof or (ii) a “Permitted Investment,”

(d) the disposition of Cash Equivalents, inventory, accounts receivable, surplus, damaged, worn-out or obsolete equipment or other similar property (excluding the disposition of oil and natural gas in place and other interests in real property unless made in connection with a Permitted Business Investment),

(e) the abandonment, assignment, lease, sublease or farm-out of oil and natural gas properties, or the forfeiture or other disposition of such properties, pursuant to operating agreements or other instruments or agreements that, in each case, are entered into in a manner that is customary in the Oil and Gas Business,

(f) the disposition of Property received in settlement of debts owing to such Person as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to such Person,

(g) any Production Payments and Reserve Sales, provided that any such Production Payments and Reserve Sales (other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary), shall have been created, incurred, issued, assumed or guaranteed in connection with the acquisition or financing of, and within 90 days after the acquisition of, the Property that is subject thereto,

(h) the licensing or sublicensing of intellectual property or other general intangibles to the extent that such license does not prohibit the licensor from using the intellectual property and licenses, leases or subleases of other property,

(i) the creation or incurrence of any Lien,

(j) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind,

(k) any transfer of properties (in any Transaction) the Fair Market Value of which in the aggregate does not exceed $10.0 million,

(l) the sale or other disposition (whether or not in the ordinary course of business) of Oil and Gas Properties; provided that, at the time of such sale or other disposition, such properties do not have attributed to them any proved reserves,

(m) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary,

(n) the sale or transfer of Hydrocarbons or other mineral products, equipment, facilities or other properties or assets, in each case in the ordinary course of business in a manner customary in the Oil and Gas Business,

(o) an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary,

(p) the granting of royalty interests or other interests in Oil and Gas Properties to employees, consultants (or directors) in accordance compensation agreements approved by the Board of Directors, and

(q) any Asset Swap.

“Asset Swap” means any purchase and sale or exchange occurring within 90 days of each other of any assets or properties used or useful in the Oil and Gas Business between the Company or any of its Restricted Subsidiaries and another Person; provided that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash) to be received by the Company or such Restricted Subsidiary, and provided further that any net cash received must be applied in accordance with Section 4.11 hereof.

“Attributable Indebtedness” in respect of a Sale Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all such shares that such “person” has the right to acquire, whether such right is exercisable immediately or only after the passage of time. The term “Beneficial Ownership” shall have a corresponding meaning.

“Board of Directors” means:

(a) with respect to a corporation, the board of directors of such corporation or any committee thereof duly authorized to act on behalf of such board;

(b) with respect to a partnership, the board of directors or other governing body of the general partner of the partnership;

(c) with respect to a limited liability company, the board of directors or other governing body, and in the absence of the same the manager or board of managers or managing member or members or any controlling committee thereof; and

(d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means, with respect to a Board of Directors, a copy of a resolution certified by the secretary or an assistant secretary of the Person or, in the case of a Person that is a partnership that has no such officers, the secretary or an assistant secretary of a general partner of such Person, or a member or manager of such Person, or other individual having responsibilities customarily associated with secretaries or assistant secretaries of Persons, to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in both New York and the city in which the Corporate Trust Office of the Trustee is located (which shall be in Minneapolis, Minnesota as of the Issue Date) are authorized or obligated by law or executive order to close.

“Capital Lease Obligation” of any Person means any obligation of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.

“Capital Stock” of any Person means any and all shares, units, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the date of this Indenture, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the overall profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any warrants, options or other rights (other than debt securities convertible into Capital Stock) exchangeable for or convertible into such Capital Stock.

“Cash Equivalents” means

(i) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof,

(ii) deposits, time deposit accounts, certificates of deposit, money market deposits or acceptances of any financial institution having capital and surplus in excess of $500 million that is a member of the Federal Reserve System and whose senior unsecured debt is either (a) rated at least “A-1” by S&P and at least “P-1” by Moody’s, or (b) has a Thompson Bank Watch Rating of “B” or better,

(iii) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated in one of the two highest ratings categories by S&P and Moody’s,

(iv) repurchase agreements and reverse repurchase agreements relating to Indebtedness of a type described in clause (i) above that are entered into with a financial institution described in clause (ii) above and mature within 365 days from the date of acquisition,

(v) securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s or S&P and having maturities of not more than 365 days from the date of acquisition; and

(vi) money market funds which invest substantially all of their assets in securities described in the preceding clauses (i) through (v).

“Change of Control” means the occurrence of any of the following events:

(i) the Company becomes aware that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company (measured by voting power rather than the number of shares);

(ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the

Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute at least a majority of such Board of Directors then in office;

(iii) the Company consolidates with or merges with or into any Person, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any such Person, or any such Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where

(a) the outstanding Voting Stock of the Company is changed into or exchanged for (1) Voting Stock of the surviving Person which is not Disqualified Stock or (2) cash, securities and other property (other than Capital Stock of the surviving Person) in an amount which could be paid by the Company as a Restricted Payment under Section 4.08 hereof (and such amount shall be treated as a Restricted Payment subject to the provisions of Section 4.08 hereof) and

(b) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the Beneficial Owner, directly or indirectly, of more than 50% of the total outstanding Voting Stock (measured by voting power rather than the number of shares) of the surviving Person; or

(iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with Section 5.01 hereof.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act and the Exchange Act, then the body performing such duties at such time.

“Company” means Resolute Energy Corporation, a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated Fixed Charge Coverage Ratio” of any Person means, for any period, the ratio of:

(i) without duplication, the sum of Consolidated Net Income (Loss), and in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, less all non-cash items increasing Consolidated Net Income for such period and less all cash payments during such period relating to non-cash charges that were added back to Consolidated Net Income in determining the Consolidated Fixed Charge Coverage Ratio in any prior period to

(ii) without duplication, Consolidated Interest Expense for such period, in each case after giving pro-forma effect (as calculated in accordance with Article 11 of Regulation S-X under the Securities Act or any successor provision) to, without duplication,

(a) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, as if they had occurred on the first day of the four quarter reference period;

(b) the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period;

(c) the incurrence, repayment or retirement of any other Indebtedness by the specified Person or any of its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

(d) in the case of Acquired Debt or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such period; and

(e) any acquisition or disposition by the Person or any of its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period;

provided that

(1) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding for any part of the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate, and

(2) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

“Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes (including state franchise or other taxes accounted for as income taxes in accordance with GAAP) of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

“Consolidated Interest Expense” of any Person means, without duplication, for any period, the sum of

(i) the interest expense, less interest income, of such Person and its Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation,

(a) amortization of debt discount (excluding amortization of capitalized debt issuance costs),

(b) the net cash costs associated with Interest Rate Agreements (including amortization of discounts),

(c) the interest portion of any deferred payment obligation,

(d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing, and

(e) accrued interest, plus

(ii)    (a) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period, and

(b) all capitalized interest of such Person and its Restricted Subsidiaries plus

(iii) the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary to the extent not included under any other clause hereof, whether or not paid by such Person or its Restricted Subsidiaries, plus

(iv) dividend payments of such Person with respect to Disqualified Stock and of any Restricted Subsidiary with respect to Preferred Stock (except, in either case, dividends payable solely in shares of Qualified Capital Stock of such Person).

“Consolidated Net Income (Loss)” of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

(i) all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto),

(ii) the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries,

(iii) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

(iv) gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of the Oil and Gas Business (excluding, without limitation, from the calculation of Consolidated Net Income (Loss) dispositions pursuant to Sale and Leaseback Transactions),

(v) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders,

(vi) any write-downs of non-current assets and Oil and Gas Properties, provided that any ceiling limitation write-downs under Commission guidelines shall be treated as capitalized costs, as if such write-downs had not occurred,

(vii) any cumulative effect of a change in accounting principles,

(viii) any unrealized non-cash gains or losses on charges in respect of Hedging Obligations, including those resulting from the application of Financial Accounting Standards, Board Accounting Standards Codification 815,

(ix) any non-cash compensation charge arising from the grant of or issuance of stock, stock options or other equity based awards, and

(x) all deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Indebtedness.

“Consolidated Net Worth” of any Person means, at any time, for such Person and its Restricted Subsidiaries on a consolidated basis, an amount equal to (i) the consolidated assets of the Person and its Restricted Subsidiaries minus (ii) the consolidated liabilities of the Person and its Restricted Subsidiaries at that time.

“Consolidated Non-cash Charges” of any Person means, for any period, the aggregate depreciation, depletion, amortization and exploration expense and other non-cash charges of such Person and its Restricted Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge (other than a charge for future obligations with respect to the abandonment or retirement of assets) that requires an accrual or reserve for cash charges for any future period.

“Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries (or Restricted Subsidiaries, as applicable) if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term “Consolidated” shall have a similar meaning.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company and for purposes of Section 2.04 and Section 4.02 such office shall also mean the office or agency of the Trustee located at 950 17th Street-12th Floor, Denver, Colorado 80802.

“Credit Facility” means one or more debt facilities (including, without limitation, the Senior Credit Agreement), commercial paper facilities or other debt instruments, notes, indentures or agreements, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables or other financial assets to such lenders or to special purpose entities formed to borrow from such lenders against such receivables or other financial assets), letters of credit, debt securities or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced from time to time in whole or in part from time to time, including, without limitation, any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders). For the avoidance of doubt, Credit Facility shall not include the Notes.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“De Minimis Guaranteed Amount” means a principal amount of Indebtedness that does not exceed $5.0 million.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 1.02 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04(b) hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest (other than as a shareholder or employee of the Company) in or with respect to such transaction or series of related transactions.

“Disqualified Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of or sale of assets by the Company in circumstances where the Holders of the Notes would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the holder thereof.

“Dollar-Denominated Production Payment” means a production payment required to be recorded as a liability in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that Guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

“Equity Offering” means a public offering or private placement of Capital Stock (other than Disqualified Stock) of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Exchange Notes” means the Notes issued in an Exchange Offer in accordance with Section 2.07(f) hereof.

“Exchange Offer” means an exchange offer that may be effected pursuant to a Registration Rights Agreement.

“Exchange Offer Registration Statement” means an Exchange Offer Registration Statement that may be filed pursuant to a Registration Rights Agreement.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value of an asset or property in excess of $20.0 million shall be determined by the Board of Directors of the Company acting in good faith, in which event it shall be evidenced by a Board Resolution of the Board of Directors of the Company, and any lesser Fair Market Value shall be determined by an Officer of the Company acting in good faith.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that (i) is not organized under the laws of the United States of America or any State thereof or the District of Columbia, or (ii) was organized under the laws of the United States of America or any State thereof or the District of Columbia that has no material assets other than Capital Stock of one or more foreign entities of the type described in clause (i) above and in each case is not a guarantor of Indebtedness under a Credit Facility.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect (i) with respect to periodic reporting requirements, from time to time, and (ii) otherwise, on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.07(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, as appropriate, issued in accordance with Section 2.01, 2.07(b)(iii), 2.07(b)(iv), 2.07(d)(i), 2.07(d)(ii) or 2.07(d)(iii) of this Indenture.

“Guarantee” means the guarantee by any Guarantor of the Company’s Indenture Obligations.

“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement, made primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

(i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

(ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services,

(iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

(iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance or

(v) otherwise to assure a creditor against loss;

provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Guarantor” means any Subsidiary which is a guarantor of the Notes, including any Person that is required after the date of this Indenture to execute a guarantee of the Notes pursuant to Section 4.12 hereof until a successor replaces such party pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any (i) Interest Rate Agreement, (ii) Oil and Gas Hedging Contract and (iii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices and not entered into for speculative purposes.

“Holder” means the Person in whose name a Note is, at the time of determination, registered on the Registrar’s books.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Immaterial Subsidiary” means any Subsidiary of the Company that both (a) does not guarantee Indebtedness of the Company under a Credit Facility, and (b) has a Consolidated Net Worth of less than $1.0 million as of the latest internally available quarterly balance sheet of the Company.

“IAI Global Note” means the global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Indebtedness” means, with respect to any Person, without duplication,

(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any Trade Accounts Payable and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities,

(ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

(iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding Trade Accounts Payable and other accrued current liabilities arising in the ordinary course of business,

(iv) all Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the net termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time),

(v) all Capital Lease Obligations of such Person,

(vi) the Attributable Indebtedness related to any Sale Leaseback Transaction,

(vii) all Indebtedness referred to in clauses (i) through (vi) above of other Persons, to the extent the payment of such Indebtedness is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

(viii) all Guaranteed Debt of such Person,

(ix) all Disqualified Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

(x) Preferred Stock of any Restricted Subsidiary of the Company or any Guarantor, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and

(xi) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (x) above.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock.

Production payments shall not be deemed to be Indebtedness.

Notwithstanding the foregoing, Indebtedness shall not include any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash, U.S. government obligations and other Cash Equivalents (sufficient to satisfy all obligations relating thereto at maturity or redemption, as applicable) in a trust or account created or pledged for the sole benefit of the holders of such Indebtedness, in accordance with the terms of the instruments governing such indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indenture Obligations” means the obligations of the Company and any other obligor under this Indenture or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee and the holders under this Indenture and the Notes, according to the respective terms thereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $250,000,000 principal amount of Notes issued on the date of this Indenture, together with any Notes issued upon transfer thereof or in exchange therefore.

“Initial Purchasers” means (i) Citigroup Global Markets Inc., BMO Capital Markets Corp., Wells Fargo Securities, LLC, BB&T Capital Markets, a division of Scott & Stringfellow, LLC, Barclays Capital Inc., Capital One Southcoast, Inc., Comerica Securities, Inc., Deutsche Bank Securities Inc., Global Hunter Securities, LLC, Johnson Rice & Company L.L.C., KeyBanc Capital Markets Inc., Ladenburg Thalmann & Co. Inc., Mitsubishi UFJ Securities (USA), Inc., Raymond James & Associates, Inc. and U.S. Bancorp Investments, Inc., as initial purchasers under the Purchase Agreement dated April 20, 2012, among the Company, the Guarantors and the Initial Purchasers and (ii) with respect to any Additional Notes issued subsequent to the Issue Date, any investment bank acting as initial purchaser in connection with the issuance and sale of such Additional Notes.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Interest Rate Agreements” means any interest rate swap agreement (whether from fixed to floating or from floating to fixed), interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates and is not for speculative purposes.

“Investment” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to any other Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. “Investment” shall exclude direct or indirect advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the Company’s or any Restricted Subsidiary’s balance sheet, endorsements for collection or deposit arising in the ordinary course of business and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company (other than the sale of all of the outstanding Capital Stock of such Subsidiary), the Company will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in clause (a) of Section 4.08 hereof.

“Investment Grade Rating” means BBB- or above, in the case of S&P (or its equivalent under any successor rating categories of S&P), Baa3 or above, in the case of Moody’s (or its equivalent under any successor rating categories of Moody’s) and the equivalent in respect of the rating categories of any Rating Agency substituted for S&P and Moody’s in accordance with the definition of Rating Agency.

“Issue Date” means the original issue date of the Initial Notes under this Indenture.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with an Exchange Offer.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, hypothecation, claim, preference, priority or other encumbrance for security purposes upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement. Notwithstanding any other provisions of this Indenture, references herein to Liens allowed to exist upon any particular item of Property shall also be deemed (whether or not stated specifically) to allow Liens to exist upon any accessions, improvements or additions to such property, upon any contractual rights relating primarily to such Property, and upon any proceeds of such Property or of such accessions, improvements, additions or contractual rights.

“Liquid Securities” means securities (i) that are publicly traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market and (ii) as to which the Company is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; provided that securities meeting the requirements of clauses (i) and (ii) above shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (a) the date on which such securities are sold or exchanged for cash or Cash Equivalents and (b) 360 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or Cash Equivalents within 360 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with Section 4.11 hereof, such securities shall be deemed not to have been Liquid Securities at any time.

“Maturity” means, when used with respect to the Notes, the date on which the principal of the Notes becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, the Asset Sale Purchase Date, the Change of Control Purchase Date or the redemption date and whether by declaration of acceleration, Prepayment Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. (or any successor to the rating agency business thereof).

“Net Available Cash” from an Asset Sale or Sale Leaseback Transaction means cash proceeds received therefrom (including (i) any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received and (ii) the Fair

Market Value of Liquid Securities and Cash Equivalents, and excluding (x) any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the assets or property that is the subject of such Asset Sale or Sale Leaseback Transaction and (y) except to the extent subsequently converted to cash, Cash Equivalents or Liquid Securities within 360 days after such Asset Sale or Sale Leaseback Transaction or consideration other than as identified in the immediately preceding clauses (i) and (ii)), in each case net of:

(a) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale or Sale Leaseback Transaction,

(b) all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale or Sale Leaseback Transaction, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or Sale Leaseback Transaction or by applicable law, be repaid out of the proceeds from such Asset Sale or Sale Leaseback Transaction, provided that such payments are made in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future incurrences of Indebtedness thereunder,

(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale or Sale Leaseback Transaction and

(d) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale or Sale Leaseback Transaction and retained by the Company or any Restricted Subsidiary after such Asset Sale or Sale Leaseback Transaction;

provided, that, if any consideration for an Asset Sale or Sale Leaseback Transaction (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, or as a reserve in accordance with GAAP, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to such Person or its Restricted Subsidiaries from escrow or is released from such reserve.

“Net Cash Proceeds” means with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as provided under Section 4.08 hereof, the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorneys’ fees, accountants’ fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Cash Warrant Exercise Proceeds” means the aggregate Net Cash Proceeds received since the date of the Indenture by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from (i) the exercise of any options, warrants or rights to purchase Qualified Capital

Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid and (ii) any purchases, repurchases, redemptions or other acquisitions for value applied pursuant to clause (x) of paragraph (b) of Section 4.08 hereof.

“Net Working Capital” means (i) all current assets of the Company and its Restricted Subsidiaries, less (ii) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in consolidated financial statements of the Company prepared in accordance with GAAP, provided that all the following shall be excluded in the calculation of Net Working Capital: (a) current assets or liabilities relating to the mark-to-market value of Hedging Obligations constituting Permitted Debt, (b) any current assets or liabilities relating to non-cash charges arising from any grant of Capital Stock, options to acquire Capital Stock, or other equity based awards, and (c) any current assets or liabilities relating to non-cash charges or accruals for future abandonment liabilities.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” has the meaning stated in the second paragraph of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. For all purposes of this Indenture:

(i) the term “Notes” shall include all Additional Notes issued hereunder and any Exchange Notes to be issued and exchanged for any Notes pursuant to an applicable Registration Rights Agreement and this Indenture, and

(ii)    (a) all Exchange Notes that are issued and exchanged for the Initial Notes and (b) all Additional Notes issued hereunder and Exchange Notes that are issued and exchanged for such Additional Notes, shall be treated as a single class.

“Obligations” means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the final Offering Memorandum, dated April 20, 2012, relating to the Initial Notes.

“Officer” means (a) with respect to any Person, the chairman of the board, the chief executive officer, the president, the chief operating officer, the chief financial officer, the treasurer, any assistant treasurer, the controller, the secretary or any vice-president of such Person, (b) in the case of a Person that is a partnership that has no such officers, any such officer of a general partner of such Person, or (c) in the case of any other Person that has no such officers, a manager or member of such Person or other individual of such Person having responsibilities similar to those customarily associated with officers described in clause (a) of this definition.

“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 12.05 hereof.

“Oil and Gas Business” means the business of exploiting, exploring for, developing, acquiring, operating, servicing, producing, processing, gathering, marketing, storing, selling, hedging, treating, swapping, refining and transporting Hydrocarbons or Hydrocarbon properties and other related energy businesses.

“Oil and Gas Hedging Contract” means any puts, cap transactions, floor transactions, collar transactions, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons to be used, produced, processed or sold by the Company or any of its Restricted Subsidiary that are customary in the Oil and Gas Business and designed to protect such Person against fluctuation in Hydrocarbons prices and not for speculative purposes.

“Oil and Gas Liens” means (i) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and natural gas producing properties, or any interest therein, costs incurred for development shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests); (ii) Liens on an oil or natural gas producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property; (iii) Liens arising under partnership agreements, oil and natural gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, master limited partnership agreements, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, natural gas or other Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract; (iv) Liens arising in connection with Production Payments and Reserve Sales; and (v) Liens on pipelines or pipeline facilities that arise by operation of law.

“Oil and Gas Properties” means all properties, including equity or other ownership interest therein, which contain or are believed to contain oil and/or natural gas reserves.

“Opinion of Counsel” means an opinion from legal counsel who may be an employee of or counsel to the Company, or other counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 12.05 hereof to the extent required.

“Pari Passu Indebtedness” means any Indebtedness of the Company or a Guarantor that is pari passu in right of payment to the Notes or a Guarantee, as the case may be.

“Pari Passu Offer” means an offer by the Company or a Guarantor to purchase all or a portion of Pari Passu Indebtedness to the extent required by the Indenture or other agreement or instrument pursuant to which such Pari Passu Indebtedness was issued.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of any other Person existing at the time (a) such Person became a

Restricted Subsidiary of the Company or (b) such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, as applicable, immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or such Person (if the Company is not the survivor in the transaction) is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

“Permitted Business Investments” means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively engaging therein through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including (i) ownership interests in oil and natural gas properties or gathering, transportation, processing, storage or related systems and (ii) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited) and other similar agreements (including for limited liability companies) with third parties, excluding, however, Investments in corporations or Unrestricted Subsidiaries.

“Permitted Investment” means:

(1) Investments (i) in the Company, (ii) in any Restricted Subsidiary or (iii) in any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary;

(2) Indebtedness of the Company or a Restricted Subsidiary described under clauses (iv), (v) or (vi) of the definition of “Permitted Debt” in Section 4.07(b);

(3) Investments in any of the Notes;

(4) Cash Equivalents;

(5) Investments in property, plant and equipment used in the ordinary course of business and Permitted Business Investments;

(6) Investments acquired by the Company or any Restricted Subsidiary as consideration for an asset sale permitted under Section 4.11 hereof to the extent such Investments are non-cash proceeds as permitted under such Section;

(7) Investments in existence on the date of this Indenture;

(8) Investments acquired in exchange for the issuance of Capital Stock of the Company (other than Disqualified Stock);

(9) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(10) relocation allowances for, and loans or advances to, employees of the Company in the ordinary course of business for bona fide business purposes of the Company and its Restricted Subsidiaries (including travel, entertainment and relocation expenses) in the aggregate amount outstanding at any one time of not more than $2.0 million;

(11) any Investments received in good faith in settlement or compromise of receivables or other obligations that were obtained in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(12) Investments received in satisfaction of judgments or foreclosure of Liens;

(13) Hedging Obligations permitted to be incurred under Section 4.07 hereof;

(14) Guarantees received with respect to any Permitted Investment listed above; and

(15) other Investments in the aggregate amount outstanding at any one time of up to the greater of (x) $15.0 million and (y) 1.5% of Adjusted Consolidated Net Tangible Assets, determined with respect to any Investment as of the date on which such Investment is made; provided that, if any Investment is made in a Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person later becomes a Restricted Subsidiary of the Company, such Investment shall be deemed to have been made pursuant to clause (1) of this definition and shall cease to have been made pursuant to this clause (15) for so long as such Person continues to be a Restricted Subsidiary.

In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment, without regard to subsequent changes in value.

With respect to any Investment, the Company may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses so that the entire Investment is a Permitted Investment.

“Permitted Lien” means:

(a) any Lien existing as of the date of this Indenture securing Indebtedness or obligations existing on the date of this Indenture and not otherwise referred to in this definition;

(b) any Lien securing Indebtedness under the Senior Credit Agreement or any successor Credit Facilities in each case incurred in compliance with the limitations in clause (i) of the definition of Permitted Debt in Section 4.07(b) and/or Hedging Obligations;

(c) any Lien securing the Notes, the Guarantees and other obligations arising under this Indenture;

(d) any Lien in favor of the Company or a Restricted Subsidiary;

(e) any Lien arising by reason of:

(1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(2) taxes, assessments or governmental charges or claims that are not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision as will be required in conformity with GAAP will have been made therefor;

(3) security made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security;

(4) good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of Indebtedness);

(5) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Subsidiary or the value of such property for the purpose of such business;

(6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds or other obligations of a like nature incurred in a manner consistent with industry practice;

(7) operation of law or contract in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees, suppliers and similar persons, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

(8) Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary of the Company; or

(9) normal depository or cash-management arrangements with banks and rights of setoff, chargeback, revocation or refund;

(f) any Lien securing Acquired Debt created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Subsidiary; provided that such Lien only secures the assets acquired in connection with the transaction pursuant to which the Acquired Debt became an obligation of the Company or a Restricted Subsidiary;

(g) any Lien to secure performance bids, leases (including, without limitation, statutory and common law landlord’s liens), statutory obligations, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Subsidiary and not securing or supporting Indebtedness, and any Lien to secure statutory or appeal bonds;

(h) any Lien securing Indebtedness permitted to be incurred pursuant to clause (vi) or clause (viii) of the definition of Permitted Debt in Section 4.07(b), so long as none of such Indebtedness constitutes debt for borrowed money;

(i) any Lien securing Capital Lease Obligations or Purchase Money Obligations incurred in accordance with this Indenture (pursuant to clause (vii) of the definition of Permitted Debt in Section 4.07(b)) and which are incurred or assumed solely in connection with the acquisition, development or construction of real or personal, moveable or immovable property; provided that such Liens only extend to such acquired, developed or constructed property, such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto, and the incurrence of such Indebtedness is permitted by Section 4.07 hereof and such Lien is incurred not more than 90 days after the later of the acquisition or completion of development or construction of the property subject to such Lien;

(j) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(k)    (1) Liens on property, assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary or such merger or consolidation; provided further that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary and assets fixed or appurtenant thereto; and (2) Liens on property, assets or shares of capital stock existing at the time of acquisition thereof by the Company or any of its Restricted Subsidiaries; provided that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition and do not extend to any property other than the property so acquired;

(l) Oil and Gas Liens, in each case which are not incurred in connection with the borrowing of money;

(m) Liens on the Capital Stock of any Unrestricted Subsidiary to the extent securing Indebtedness of Unrestricted Subsidiaries;

(n) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (m) so long as no additional collateral is granted as security thereby;

(o) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business or otherwise arising other than as a security for Indebtedness;

(p) Liens incurred with respect to any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; and

(q) in addition to the items referred to in clauses (a) through (o) above, Liens of the Company and its Restricted Subsidiaries to secure Indebtedness in an aggregate amount at any time outstanding which does not exceed the greater of $15.0 million and 1.5% of Adjusted Consolidated Net Tangible Assets, determined as of the later of the date of incurrence of such Indebtedness and the date of creation of such Lien.

Notwithstanding anything in clauses (a) through (o) of this definition, the term “Permitted Liens” does not include any Liens resulting from the creation, incurrence, issuance, assumption or guarantee of any Production Payments other than (i) Production Payments that are created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 90 days after, the acquisition of the properties or assets that are subject thereto and (ii) Volumetric Production Payments that constitute Asset Sales.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.08 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Indebtedness as the lost, destroyed or stolen Note.

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

“Private Placement Legend” means the legend set forth in Section 2.07(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, an overriding royalty, a net profits interest, a Production Payment (whether volumetric or dollar denominated), or a partnership or other interest, in each case in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the grantee or transferee thereof has recourse solely to such properties, reserves, production or proceeds of production (provided that such limitation of recourse shall not prevent the grantor or transferor or any other Person from incurring full-recourse obligations with respect to such properties and interests, reserves, production and proceeds, including without limitation the obligation to operate, maintain and/or develop such properties and interests and reserves, to market such production, to provide tax returns, reports or other information, or to warrant or indemnify for environmental, title or other matters customary in the Oil and Gas Business, but excluding guaranties or warranties of the amount of such production or the ultimate recovery of any investment in such properties or reserves). “Production Payments and Reserve Sales” also include any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

“Purchase Money Obligation” means any Indebtedness secured by a Lien on assets related to the business of the Company or any Restricted Subsidiary and any additions and accessions thereto, which are purchased or constructed by the Company or any Restricted Subsidiary at any time after the Notes are issued; provided that

(1) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively, a “Purchase Money Security Agreement”) shall be entered into no later than 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired (together with any additions, accessions, and other related assets referred to in the last sentence of the definition of “Lien”),

(2) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions, improvements, and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness, and

(3) either (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired (together with any additions, accessions, and other related assets referred to in the last sentence of the definition of “Lien”).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Disqualified Stock.

“Rating Agencies” means (a) S&P and Moody’s or, (b) if S&P or Moody’s or both of them are not making ratings of the Notes publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody’s or both, as the case may be.

“Registration Rights Agreement” means (i) the Registration Rights Agreement among the Company, the Guarantors and the Initial Purchasers named therein, dated as of April 25, 2012, relating to the Initial Notes, and (ii) with respect to any Additional Notes issued subsequent to the Issue Date, any registration rights agreement entered into for the benefit of the holders of such Additional Notes, if any.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period, as defined in Rule 902(f) of Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company by a Board Resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to and in compliance with Section 4.17 hereof.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services (or any successor to the rating agency business thereof).

“Sale Leaseback Transaction” means, with respect to the Company or any of its Restricted Subsidiaries, any arrangement with any Person providing for the leasing by the Company or any of its Restricted Subsidiaries of any principal property, acquired or placed into service more than 180 days prior to such arrangement, whereby such property has been or is to be sold or transferred by the Company or any of its Restricted Subsidiaries to such Person.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Senior Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of March 30, 2010, between Resolute Energy Corporation, as Borrower and certain of its Subsidiaries as guarantors, and the lenders party thereto, as amended by the First Amendment to Second Amended and Restated Credit Agreement dated April 18, 2011, the Second Amendment to Second Amended and Restated Credit Agreement dated April 25, 2011 and the Third Amendment to Second Amended and Restated Credit Agreement dated April 13, 2012 as such agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

“Shelf Registration Statement” means a Shelf Registration Statement that may be filed pursuant to a Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission as in effect on the date of this Indenture.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

“Subordinated Indebtedness” means Indebtedness of the Company or a Guarantor subordinated in right of payment to the Notes or a Guarantee, as the case may be.

“Subsidiary” of a Person means

(1) any corporation, association or other business entity more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, and

(2) any partnership (a) the sole general partner or the managing partner of which is such Person or a Subsidiary thereof or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Trade Accounts Payable” means (a) accounts payable or other obligations of the Company or any Restricted Subsidiary created or assumed by the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services and (b) obligations arising under contracts for the exploration, development, drilling, completion and plugging and abandonment of wells or for the construction, repair or maintenance of related infrastructure or facilities.

“Transaction” means any transaction; provided that, if such transaction is part of a series of related transactions, “Transaction” refers to such related transactions as a whole.

“Treasury Rate” means, as of any redemption date, the weekly average yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) equal to the period from the redemption date to     , 2016; provided, however, that if the period from the redemption date to     , 2016 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities that have a constant maturity closest to and greater than the period from the redemption date to     , 2016 and the United States Treasury securities that have a constant maturity closest to and less than the period from the redemption date to     , 2016 for which such yields are given, except that if the period from the redemption date to     , 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, or any successor statute.

“Trustee” means U.S. Bank National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company (other than a Guarantor) designated as such pursuant to and in compliance with Section 4.17 hereof.

“Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary

(1) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate of the Company, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary, and

(2) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity;

provided that notwithstanding the foregoing, any Unrestricted Subsidiary may guarantee the Notes.

“U.S. Government Obligations” means (i) securities that are (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof;

and (ii) depositary receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (i) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depositary receipt.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Volumetric Production Payment” means a production payment that is recorded as a sale in accordance with GAAP, whether or not the sale price must be recorded as deferred revenue, together with all undertakings and obligations in connection therewith.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment and (b) the amount of each such principal payment by (2) the sum of all such principal payments.

Section 1.02 Other Definitions.

TERM	DEFINED IN SECTION
“Act”	12.13
“Asset Sale Purchase Date”	4.11
“Authentication Order”	2.02
“Change of Control Offer”	4.19
“Change of Control Purchase Date”	4.19
“Change of Control Purchase Notice”	4.19
“Change of Control Purchase Price”	4.19
“Covenant Defeasance”	8.03
“Defeasance Redemption Date”	8.04
“Designation”	4.17
“Designation Amount”	4.17
“DTC”	2.04
“Event of Default”	6.01
“Excess Proceeds”	4.11
“Funds in Trust”	8.04
“incur”	4.07
“Legal Defeasance”	8.02
“Paying Agent”	2.04
“Permitted Consideration”	4.11
“Permitted Debt”	4.07
“Permitted Payment”	4.08
“Prepayment Offer”	4.11
“Prepayment Offer Notice”	4.11
“Prepayment Offer Price”	4.11
“Purchase Money Security Agreement”	1.01
“Registrar”	2.04
“Restricted Payments”	4.08
“Revocation”	4.17
“Surviving Entity”	5.01
“Surviving Guarantor Entity”	5.01
“Trustee”	8.05

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) words in the singular include the plural, and in the plural include the singular;

(d) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time; and

(e) all references herein to “interest” include the Additional Interest.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in registered, global form without interest coupons and only shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, any Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

(c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

(d) Additional Notes. Notwithstanding anything else herein, with respect to any Additional Notes issued subsequent to the date of this Indenture, when the context requires, (i) all references in Article 2 herein and elsewhere in this Indenture to a Registration Rights Agreement shall be to the registration rights agreement entered into with respect to such Additional Notes, (ii) any references in this Indenture to the Exchange Offer, Exchange Offer Registration Statement, Shelf Registration Statement, Initial Purchasers, and any other term related thereto shall be to such terms as they are defined in such Registration Rights Agreement entered into with respect to such Additional Notes, (iii) all time periods described in the Notes with respect to the registration of such Additional Notes shall be as provided in such Registration Rights Agreement entered into with respect to such Additional Notes, (iv) any Additional Interest, if set forth in such Registration Rights Agreement, may be paid to the Holders of the Additional Notes immediately prior to the making or the consummation of the Exchange Offer regardless of any other provisions regarding record dates herein and (v) all provisions of this Indenture shall be construed and interpreted to permit the issuance of such Additional Notes and to allow such Additional Notes to become fungible and interchangeable with the Initial Notes originally issued under this Indenture (and Exchange Notes issued in exchange therefor). Indebtedness represented by Additional Notes shall be subject to the covenants contained in this Indenture.

Section 2.02 Execution and Authentication.

(a) Two Officers of the Company shall sign the Notes for the Company by manual, facsimile or electronic image scan signature.

(b) The Trustee shall, upon a written order of the Company signed by two Officers of the Company (an “Authentication Order”) delivered to the Trustee from time to time, authenticate and deliver Notes for original issue without limit as to the aggregate principal amount thereof, subject to compliance with Section 4.07, of which $250.0 million will be issued on the date of this Indenture.

(c) receipt of an Authentication Order, the Trustee shall authenticate for original issue (i) Exchange Notes in exchange for Initial Notes in an initial aggregate principal amount not to exceed $250.0 million or (ii) Exchange Notes in exchange for Additional Notes;

provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes issued on the date hereof or Additional Notes, as the case may be, of a like aggregate principal amount in accordance with an Exchange Offer pursuant to an applicable Registration Rights Agreement.

(d) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(e) A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(f) The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

(g) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Methods of Receiving Payments on the Notes.

If a Holder of Notes has given wire transfer instructions to the Company at least 10 Business Days before payment is due, the Company shall pay all principal, interest and premium, if any, on that Holder’s Notes in accordance with those instructions. All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. Payments of interest to the Trustee as Paying Agent, if the Trustee then acts as Paying Agent, with respect to any Interest Payment Date (as defined in the Notes) shall be made by the Company in immediately available funds for receipt by the Trustee one Business Day prior to the such Interest Payment Date (or in no event later than 12:30 p.m. New York City Time on such Interest Payment Date).

Section 2.04 Registrar and Paying Agent.

(a) The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b) The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.05 Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, interest or Additional Interest, if any, on, the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying

Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.06 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

Section 2.07 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in Section 2.07(b)(i) above.

Upon consummation of an Exchange Offer by the Company in accordance with Section 2.07(f) hereof, the requirements of this Section 2.07(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.07(h) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof, if permitted by the Applicable Procedures, item (3) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with an applicable Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with an applicable Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with an applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to clause (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) above.

(v) Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with an applicable Registration Rights Agreement and the holder of the beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with an applicable Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with an applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iii) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iii) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with an applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with an applicable Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with an applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(ii), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes;

(iv) Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(v) Issuance of Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the

Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with an applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with an applicable Registration Rights Agreement;

(C) any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with an applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of this Section 2.07(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and upon receipt of an Authentication Order in accordance with hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the Holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such Holder.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with an applicable Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (A) one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the beneficial interests in the applicable Restricted Global Notes (1) tendered for acceptance by Persons that make any and all certifications in the applicable Letters of Transmittal (or are deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement and (2) accepted for exchange in such Exchange Offer and (B) Unrestricted Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certifications and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall reduce or cause to be reduced in a corresponding amount the aggregate principal amount of the applicable Restricted Global Notes, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate aggregate principal amount. Any Notes that remain outstanding after the consummation of an Exchange Offer, and Exchange Notes issued in connection with an Exchange Offer, shall be treated as a single class of securities under this Indenture.

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Private Placement Legend. Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof), until the expiration of the applicable holding period with respect to the notes set forth in Rule 144 of the Securities Act, shall bear the legend in substantially the following form:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144 (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) (and any note not required by law to have such a legend), shall not bear the Private Placement Legend.

In addition, the foregoing legend may be adjusted for future issuances in accordance with applicable law.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 4.11, 4.19 and 9.05 hereof).

(iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile or electronic image scan.

Section 2.08 Replacement Notes.

(a) If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for their expenses in replacing a Note.

(b) Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09 Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b) If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

(c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(d) If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.11 Temporary Notes.

(a) Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

(b) Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.12 Cancellation

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.13 Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on the record date for the interest payment or a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14 CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 2.15 Additional Interest.

If Additional Interest is payable by the Company pursuant to an applicable Registration Rights Agreement and paragraph 1 of the Notes, no later than 15 days prior to the proposed payment date for such Additional Interest, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such interest is payable pursuant to Section 4.01 hereof. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the details of such payment.

Section 2.16 Issuance of Additional Notes.

(a) The Company shall be entitled, subject to its compliance with Article Four hereof, to issue Additional Notes under this Indenture.

(b) With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(ii) the issue price, the issue date and the CUSIP and/or ISIN number of such Additional Notes; and

(iii) whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.07 hereof relating to Restricted Global Notes and Restricted Definitive Notes.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 35 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed.

(a) If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes not more than 60 days prior to the redemption date, or otherwise in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and reasonable (except that any Notes represented by a Global Note will be selected by such method as the Depositary or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate). In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

(b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. No Notes in amounts of $1,000 or less shall be redeemed in part. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof (except that any Notes represented by a Global Note will be selected by such method as the Depositary or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rate selection as the trustee deems fair and appropriate); except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. Redemptions pursuant to Section 3.07(b) hereof shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the provisions of DTC or other Depositary).

Section 3.03 Notice of Redemption.

(a) At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address and send a copy to the Trustee at the same time.

The notice shall identify the Notes (including CUSIP number(s)) to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price;

(iii) if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(iv) the name and address of the Paying Agent;

(v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

(vi) that, unless the Company default in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(vii) the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

(b) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless the Trustee shall have agreed to a shorter period), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice, if mailed in the manner provided herein shall be presumed to have been given, whether or not the Holder receives such notice.

Section 3.04 Effect of Notice of Redemption.

Except as provided in Section 3.07(b), once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, and a notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption Price.

(a) One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

(b) If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption.

If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Holder in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered. No Notes in denominations of $1,000 or less shall be redeemed in part.

Section 3.07 Optional Redemption.

(a) On or after May 1, 2016, the Company may redeem all or a portion of the Notes, on not less than 30 nor more than 60 days’ prior notice, in amounts of $2,000 or whole multiples of $1,000 in excess thereof at the following redemption prices (expressed as percentages of the principal amount), plus accrued and unpaid interest, if any, thereon, to the applicable redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date), if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

Year	Redemption Price
2016	104.250%
2017	102.125%
2018 and thereafter	100.000%

(b) In addition, at any time and from time to time prior to May 1, 2015, the Company may use (i) the net proceeds of one or more Equity Offerings and (ii) the Net Cash Warrant Exercise Proceeds to redeem up to an aggregate of 35% of the aggregate principal amount of Notes issued under this Indenture (including the principal amount of any Additional Notes issued under this Indenture) at a redemption price equal to 108.50% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date). At least 65% of the aggregate principal amount of Notes (including the principal amount of any Additional Notes issued under this Indenture) must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company must complete such redemption no later than 180 days after the closing of the related Equity Offering. Notice of any redemption pursuant to this paragraph (b) may be given prior to the completion of the applicable Equity Offering, and any such redemption or notice may at the Company’s discretion be subject to one or more conditions precedent, including but not limited to completion of such Equity Offering. If any such conditions do not occur, the Company will provide prompt written notice to the Trustee rescinding such redemption, and such redemption and notice of redemption shall be rescinded and of no force or effect. Upon receipt of such notice, the Trustee will promptly send a copy of such notice to the holders of the Notes to be redeemed in the same manner in which the notice of redemption was given.

(c) The Notes may also be redeemed, in whole or in part, at any time or from time to time prior to May 1, 2016 at the option of the Company at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(d) The Notes may also be redeemed as set forth in Section 4.19.

(e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Application of Trust Money.

All money deposited with the Trustee pursuant to Section 3.05 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

(a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 1:00 p.m. New York time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest on the Notes then due. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period. The Company shall pay Additional Interest, if any, on the dates of its choosing in the amounts and in the manner set forth in the Registration Rights Agreement.

(b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

(a) The Company shall maintain an office or agency in the City of New York (which may be an office of the Trustee or an agent of the Trustee, Registrar or co-Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.

If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04 of this Indenture.

Section 4.03 Reports.

(a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall file with the Commission and furnish to the Trustee and the Holders of Notes all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K, within the time periods applicable to such filings for companies required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and, with respect to the annual consolidated financial statements only, a report thereon by the Company’s independent auditors. The Company will be deemed to have furnished such reports to the Trustee and the holders of the Notes if it has filed such reports with the Commission using the EDGAR filing system and such reports are publicly available. Delivery of such reports, information and documents to the Trustee hereunder is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates or certificates delivered pursuant to Section 4.04).

(b) So long as any of the Notes remain outstanding, and constitute “restricted securities” under Rule 144, the Company shall furnish to the Holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) The Company shall from time to time furnish to the Trustee any notices of stock exchange listings or delistings as and when required under Section 7.06(b).

Section 4.04 Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate that need not comply with section 12.05 stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled its obligations under this Indenture and is not in default in the performance or observance of any of the material terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. To the extent required under the TIA, each Guarantor shall also deliver to the Trustee an Officers’ Certificate meeting the requirement of this paragraph (a) with respect to such Guarantor.

(b) If required under Section 314(a) of the TIA, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company’s independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of this Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly after it becomes aware of the occurrence and continuance of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

The Company shall pay, and shall cause each of their respective Subsidiaries to pay, prior to delinquency, any material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Incurrence of Indebtedness and Issuance of Disqualified Stock.

(a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, “ incur”), any Indebtedness (including any Acquired Debt and the issuance of Disqualified Stock by the Company or the issuance of Preferred Stock by a Restricted Subsidiary), unless such Indebtedness is incurred by the Company or any Guarantor and, in each case, the Company’s Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period is equal to or greater than 2.25:1.0.

(b) Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, the “Permitted Debt”):

(i) Indebtedness of the Company or any Guarantor (whether as borrower or guarantor) under one or more Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed the greater of (A) $500.0 million, and (B) the sum of $200.0 million and 25% of Adjusted Consolidated Net Tangible Assets, determined as of the date of the incurrence of such Indebtedness;

(ii) Indebtedness of the Company or any Guarantor pursuant to the Notes (excluding any Additional Notes) and any Guarantee of the Notes (excluding any Additional Notes);

(iii) Indebtedness of the Company or any Guarantor outstanding on the date of this Indenture, and not otherwise referred to in this definition of Permitted Debt;

(iv) intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A) if the Company or any Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to a Restricted Subsidiary other than a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Guarantee, in the case of a Guarantor, pursuant to an intercompany note in the form of Exhibit G hereto or pursuant to another agreement containing substantially the same subordination provisions as those contained in Section 2.01 of Exhibit G hereto; and

(B) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof (other than pursuant to a pledge or a similar action under a Credit Facility) and any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (iv);

(v) guarantees by the Company or any Guarantor of any Indebtedness of the Company or any of its Restricted Subsidiaries that is permitted to be incurred under this Indenture;

(vi) Indebtedness of the Company or any Restricted Subsidiary that constitutes Hedging Obligations;

(vii) Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations (whether or not incurred pursuant to sale and leaseback transactions) or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition or development of real or personal, movable or immovable, property in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or any Restricted Subsidiary, in an aggregate principal amount pursuant to this clause (vii), together with all Permitted Refinancing Indebtedness with respect to this clause (vii), not to exceed the greater of (A) $25.0 million and (B) 2.5% of Adjusted Consolidated Net Tangible Assets outstanding at any time, determined as of the date of the incurrence of such Indebtedness;

(viii) Indebtedness of the Company or any Restricted Subsidiary in connection with (A) one or more standby letters of credit issued by the Company or a Restricted Subsidiary in the ordinary course of business and not in connection with a Credit Facility and (B) other letters of credit, surety, bid, plugging and abandonment, performance, appeal or similar bonds, bankers’ acceptances, completion guarantees or similar instruments; provided that, in each case contemplated by this clause (viii), upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; provided, further, that with respect to clauses (A) and (B), such Indebtedness is not in connection with the borrowing of money or the obtaining of advances or credit;

(ix) Indebtedness of the Company or any Restricted Subsidiary consisting of in-kind obligations relating to net oil or gas balancing positions arising in the ordinary course of business;

(x) Indebtedness of the Company or any Guarantor provided that sufficient net proceeds thereof are promptly deposited to defease or satisfy all of the Notes pursuant to Article 8 or Article 11;

(xi) Indebtedness of the Company or any Restricted Subsidiary arising from agreements for indemnification or purchase price adjustment obligations or similar obligations, earn-outs or other similar obligations or from guarantees or letters of credit issued not in connection with any Credit Facility, surety bonds or performance bonds securing any obligation of the Company or a Restricted Subsidiary pursuant to such an agreement, in each case incurred or assumed in connection with the acquisition or disposition of any business or assets of the Company or a Restricted Subsidiary or Capital Stock of a Restricted Subsidiary;

(xii) Permitted Refinancing Indebtedness of the Company or any Guarantor issued in exchange for, or the net proceeds of which are used to renew, extend, substitute, refund, refinance or replace, any Indebtedness, including any Disqualified Stock, incurred pursuant to paragraph (a) of this Section 4.07 and clauses (ii), (iii), (vii), (xv), (xvi) and this clause (xii) of this paragraph (b);

(xiii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(xiv) Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and its Restricted Subsidiaries;

(xv) Permitted Acquisition Indebtedness of the Company or any Guarantor; and

(xvi) Indebtedness of the Company or any Restricted Subsidiary in addition to that described in clauses (i) through (xv) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness outstanding at any one time in the aggregate, together with all Permitted Refinancing Indebtedness with respect to this clause (xvi) shall not exceed the greater of (x) $50.0 million and (y) 5.0% of Adjusted Consolidated Net Tangible Assets, determined as of the date of the incurrence of such Indebtedness.

(c) For purposes of determining compliance with this Section 4.07, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this Section 4.07, the Company in its sole discretion shall classify or reclassify such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types (or to divide such Indebtedness between two or more of such types); provided that Indebtedness under the Senior Credit Agreement, if any, which is in existence on the date of this Indenture or immediately following the issuance of the Initial Notes, and any renewals, extensions, substitutions, refundings, refinancings or replacements thereof, in an amount not in excess of the amount permitted to be incurred pursuant to clause (i) of paragraph (b) above, shall be deemed to have been incurred pursuant to clause (i) of paragraph (b) above rather than paragraph (a) above or any other clause of paragraph (b) above.

(d) Indebtedness permitted by this Section 4.07 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.07 permitting such Indebtedness.

(e) Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the accretion or payment of dividends on any Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.07; provided, in each such case, that the amount thereof as accrued shall be included as required in the calculation of the Consolidated Fixed Charge Coverage Ratio of the Company.

(f) For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred.

(g) If Indebtedness is secured by a letter of credit that serves only to secure such Indebtedness, then the total amount deemed incurred shall be equal to the greater of (i) the principal of such Indebtedness and (ii) the amount that may be drawn under such letter of credit.

(h) The amount of Indebtedness issued at a price less than the amount of the liability thereof shall be determined in accordance with GAAP.

(i) Fluctuations in the termination value of Hedging Obligations shall not be deemed to be an incurrence of Indebtedness.

Section 4.08 Restricted Payments.

(a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly:

(i) declare or pay any dividend on, or make any other payment or distribution to holders in respect of, any shares of the Company’s Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries), other than (A) dividends or distributions payable solely in shares of the Company’s Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock and (B) dividends or distributions payable to the Company or any restricted Subsidiary;

(ii) repurchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly (including, without limitation, in connection with any merger or consolidation involving the Company), the Capital Stock or options, warrants or other rights to acquire such Capital Stock of the Company or any direct or indirect parent of the Company;

(iii) make any payment on, or with respect to, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled interest or principal payment, sinking fund payment or maturity, any Subordinated Indebtedness, except (A) a payment of interest within three business days prior to or after the date when due or principal at the stated maturity thereof; (B) in anticipation of satisfying a sinking-fund obligation, principal-installment payment or payment due at final maturity, in each case due within one year of the date of such obligation or payment or (C) intercompany Indebtedness permitted to be incurred pursuant to Section 4.07;

(iv) pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than to the Company or any of its Restricted Subsidiaries or any Guarantor); or

(v) make any Investment in any Person (other than any Permitted Investment);

(any of the foregoing actions described in clauses (i) through (v) above, other than any such action that is a Permitted Payment (as defined below), collectively, “Restricted Payments”) (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), unless

(A) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(B) immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Debt) under paragraph (a) of Section 4.07 hereof; and

(C) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made since the date of this Indenture and all Designation Amounts does not exceed the sum of:

(1)	50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on April 1, 2012 and ending on the last day of the Company’s last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

(2)	the aggregate Net Cash Proceeds, or the Fair Market Value of property other than cash, received since the date of this Indenture by the Company (other than from any Restricted Subsidiary) either (a) as capital contributions in the form of common equity to the Company or (b) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (ii) or (iii) of paragraph (b) below) (and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(3)	the aggregate Net Cash Proceeds received since the date of this Indenture by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from (a) the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid and (b) any purchases, repurchases, redemptions or other acquisitions for value applied pursuant to clause (x) of paragraph (b) of this Section 4.08);

(4)	the aggregate Net Cash Proceeds received since the date of this Indenture by the Company from the conversion or exchange, since the date of this Indenture, of debt securities or Disqualified Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Disqualified Stock were issued since the date of this Indenture, the aggregate of Net Cash Proceeds from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Disqualified Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(5)	(a) in the case of the disposition or repayment of any Investment constituting a Restricted Payment (including any Investment in an Unrestricted Subsidiary) made since the date of this Indenture, an amount (to the extent not included in Consolidated Net Income) equal to the amount received with respect to such Investment, less the cost of the disposition of such Investment and net of taxes, and

(b)	in the case of (A) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary pursuant to the terms of this Indenture (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment) or (B) any Unrestricted Subsidiary that is merged or consolidated with or into, or transfers or otherwise disposes all or substantially all of its properties or assets to or is liquidated into, the Company or a restricted Subsidiary after the date of this Indenture, the Fair Market Value of the Company’s interest in such Unrestricted Subsidiary at the time of such redesignation; merger, consolidation, transfer, disposition or liquidation; and

(D) any amount which previously qualified as a Restricted Payment on account of any guarantee entered into by the Company or any Restricted Subsidiary; provided that such guarantee has not been called upon and the obligation arising under such guarantee no longer exists.

(b) Notwithstanding the foregoing and so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions (each action described in clauses (ii) through (xi) being referred to as a “Permitted Payment”):

(i) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(ii) the purchase, repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock shall be excluded from clause (C)(2) of paragraph (a) of this Section 4.08;

(iii) the purchase, repurchase, redemption, defeasance, satisfaction and discharge, retirement or other acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock shall be excluded from clause (C)(2) of paragraph (a) of this Section 4.08;

(iv) the purchase, repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Stock) through the substantially concurrent issuance of Permitted Refinancing Indebtedness;

(v) any purchase, redemption, retirement, defeasance or other acquisition for value of any Subordinated Indebtedness pursuant to the provisions of such Subordinated Indebtedness upon a Change of Control or Asset Sale after the Company shall have complied with Section 4.19 or Section 4.11 hereof and repurchased all Notes validly tendered for payment in connection with the Change of Control Offer or Asset Sale Offer;

(vi) the repurchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company held by any current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees) pursuant to the terms of agreements (including employment agreements) or plans approved by the Company’s Board of Directors, including any such repurchase, redemption, acquisition or retirement of shares of such Capital Stock in connection with the exercise or vesting of (A) any equity compensation (including, without limitation, stock options, restricted stock and phantom stock) in order to satisfy any tax withholding obligation with respect to such exercise or vesting or (B) to the extent otherwise constituting a restricted Payment, any rights under any cash and/or equity-settled stock appreciation agreement or plan of the Company or any Subsidiary; provided that the aggregate amount of such repurchases, redemptions, retirements and acquisitions pursuant to this clause (vi) will not, in the aggregate, exceed $2.0 million per fiscal year;

(vii) loans made to officers, directors or employees of the Company or any Restricted Subsidiary approved by the Board of Directors in an aggregate amount not to exceed $2.0 million outstanding at any one time, the proceeds of which are used solely (A) to purchase common stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options or (B) to refinance loans, together with accrued interest thereon, made pursuant to item (A) of this clause (vii);

(viii) the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations or conversion of convertible or exchangeable securities of debt or equity issued by the Company;

(ix) dividends on Disqualified Stock if such dividends are included in the calculation of Consolidated Interest Expense;

(x) Restricted Payments in an amount not to exceed the Net Cash Proceeds (excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid) received since the date of this Indenture by the Company (other than from any of its Subsidiaries) upon the exercise of any warrants of the Company existing on the date of this Indenture; provided that the Net Cash Proceeds from the exercise of such warrants shall be excluded from clause (iii)(c) of paragraph (a) of this Section 4.08; and

(xi) Restricted Payments not exceeding $25.0 million in the aggregate since the date of this Indenture.

In determining whether any Restricted Payment is permitted by this Section 4.08, the Company may allocate or re-allocate all or any portion of such Restricted Payment among clauses (i) through (xi) of the preceding paragraph (b) or among such clauses and paragraph (a) of this Section 4.08, including clauses (A), (B) and (C) thereof; provided that at the time of such allocation or re-allocation all such Restricted Payments or allocated portions thereof, and all prior Restricted Payments would be permitted under the various provisions of this Section 4.08. The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the transfer, incurrence or issuance of such non-cash Restricted Payment.

Section 4.09 Transactions with Affiliates.

(a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any Transaction (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary) involving aggregate consideration paid to or by the Company and its Restricted Subsidiaries in excess of $2.0 million unless such Transaction is entered into in good faith and in writing and

(i) such Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm’s-length dealings with a party that is not an Affiliate of the Company,

(ii) with respect to any Transaction involving aggregate consideration paid to or by the Company and the Restricted Subsidiaries in excess of $20.0 million,

(A) the Company delivers an Officers’ Certificate to the Trustee certifying that such Transaction complies with clause (i) above, and

(B) such Transaction has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or

(iii) with respect to any Transaction involving aggregate consideration paid to or by the Company and the Restricted Subsidiaries in excess of $50.0 million, the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of Transaction for which an opinion is required stating that the Transaction is fair to the Company or such Restricted Subsidiary from a financial point of view;

(b) However, paragraph (a) above shall not apply to:

(i) any employment, consulting, service, termination or director compensation agreement, arrangement or plan (or amendment with respect thereto), or reasonable and customary indemnification arrangements , entered into by the Company or any Restricted Subsidiary with officers and employees of the Company or any Subsidiary thereof and the payment of compensation to officers and employees of the Company or any Subsidiary thereof (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), so long as such agreement or payment is in the ordinary course of business or has been approved by the Board of Directors,

(ii) the payment of reasonable directors’ fees, payments, the payments of other reasonable benefits and the provision of officers’ and directors’ indemnification and insurance to the extent permitted by law to persons who are officers and directors of the Company and its Restricted Subsidiaries, in each case in the ordinary course of business and approved by the Board of Directors,

(iii) loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business in an aggregate amount not to exceed $2.0 million outstanding at any one time,

(iv) any Restricted Payment or Permitted Payment made in compliance with Section 4.08 hereof or any Permitted Investment,

(v) any Transaction undertaken pursuant to any contracts in existence on the Issue Date (as in effect on the Issue Date) and any renewals, replacements or modifications of such contracts (pursuant to new transactions or otherwise) on terms not, taken as a whole, in the good-faith judgment of the Company, materially less favorable to the Holders of the Notes than those in effect on the Issue Date,

(vi) in the case of contracts for drilling, exploring for, producing, marketing, selling, gathering, transporting, storing or otherwise handling or performing oilfield services relating to Hydrocarbons or leasing or renting office or storage space or activities or services reasonably related or ancillary thereto, or other operational contracts, any such contracts that are entered into in the ordinary course of business and otherwise in compliance with the terms of this Indenture (A) on terms substantially similar to those contained in similar contracts entered into by the Company or any Restricted Subsidiary and third parties or (B) if neither the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, that the terms are no less favorable than those available from third parties on an arm’s-length basis, as determined by the Board of Directors of the Company,

(vii) any Transaction with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person,

(viii) any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company to, or receipt of a capital contribution from, an Affiliate (or a Person that becomes an Affiliate) of the Company,

(ix) any Transaction between the Company or any Restricted Subsidiary on the one hand and any Person deemed to be an Affiliate solely because one or more directors of such Person is also a director of the Company or a Restricted Subsidiary, on the other hand; provided that such director or directors abstain from voting as a director of the Company or the Restricted Subsidiary, as applicable, in connection with the approval of the Transaction; and

(x) Transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of the Indenture; provided that in the reasonable determination of the members of the Board of Directors or senior management of the Company, such Transactions are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable Transaction by the Company or such Restricted Subsidiary with an unrelated Person.

Section 4.10 Liens.

(a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create or incur, in order to secure any Indebtedness, any Lien of any kind, other than Permitted Liens, upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary owned on the date of this Indenture or acquired after the date of this Indenture, or assign or convey, in order to secure any Indebtedness, any right to receive any income or profits therefrom, unless the Notes (or a Guarantee in the case of Liens of a Guarantor) are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Notes shall have with respect to such Subordinated Indebtedness) the Indebtedness secured by such Lien.

(b) Notwithstanding the foregoing, any Lien securing the Notes or a Guarantee granted pursuant to paragraph (a) above shall be automatically and unconditionally released and discharged upon: (i) the release of all other Liens that require the grant of Liens to secure the Notes or Guarantees pursuant to the preceding paragraph, (ii) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, (iii) any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien, or (iv) with respect to any Lien securing a Guarantee, the release of such Guarantee in accordance with this Indenture.

Section 4.11 Asset Sales.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets and property subject to such Asset Sale and (ii) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or Cash Equivalents. For purposes of this provision, the following will be deemed to be cash:

(1) Liquid Securities;

(2) any liabilities, as shown on the Company’s or any Restricted Subsidiary’s most recent balance sheet, of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated in right of payment to the notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

(3) all other forms of consideration (except cash, Cash Equivalents and forms of consideration described in the foregoing clauses (1) and (2)) received for all Asset Sales since the date of the Indenture to the extent that the Fair Market Value of all such other forms of consideration does not exceed in the aggregate 10% of the Adjusted Consolidated Tangible Assets of the Company at the time each determination is made.

(b) During the 365 days after the receipt by the Company or a Restricted Subsidiary of Net Available Cash from an Asset Sale, such Net Available Cash may be applied by the Company or such Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Pari Passu Indebtedness of the Company or a Restricted Subsidiary), to:

(i) repay (or cash-collateralize) Indebtedness of the Company under any Credit Facility (excluding (i) any Subordinated Indebtedness and (ii) any Indebtedness owed to the Company or an Affiliate of the Company);

(ii) reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) or make capital expenditures in the Oil and Gas Business; or

(iii) purchase Notes, or purchase or repay on a permanent basis other Indebtedness (excluding (A) any Subordinated Indebtedness and (B) any Notes or other Indebtedness owed to the Company or an Affiliate of the Company).

provided that the Company or the applicable Restricted Subsidiary will be deemed to have complied with clause (ii) of this paragraph (b) with respect to an Asset Sale if, within 365 days after such Asset Sale, the Company or such Restricted Subsidiary shall have commenced and not completed or abandoned an expenditure or Investment, or a binding agreement with respect to an expenditure or Investment, in compliance with such clause (ii), and that expenditure or Investment is substantially completed within one year and six months after the date of such Asset Sale. Pending the final application of any such Net Available Cash, the Company may temporarily reduce Indebtedness under any Credit Facility or otherwise expend or invest such Net Available Cash in any manner that is not prohibited by this Indenture.

(c) Any Net Available Cash from an Asset Sale not applied in accordance with paragraph (b) above within 365 days from the date of such Asset Sale shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will be required to make an offer to purchase Notes having an aggregate principal amount equal to the aggregate amount of Excess Proceeds (the “Prepayment Offer”) at a purchase price (the “Prepayment Offer Price”) equal to 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the Asset Sale Purchase Date (as defined in paragraph (d) below) in accordance with the procedures (including prorating in the event of over subscription) set forth in this Indenture, but, if the terms of any Pari Passu Indebtedness require that a Pari Passu Offer be made contemporaneously with the Prepayment Offer, then the Excess Proceeds shall be prorated between the Prepayment Offer and such Pari Passu Offer in accordance with the aggregate outstanding principal amounts of the Notes and such Pari Passu Indebtedness, and the aggregate principal amount of Notes for which the Prepayment Offer is made shall be reduced accordingly. If the aggregate principal amount of Notes tendered by Holders thereof exceeds the amount of available Excess Proceeds, then such Excess Proceeds will be allocated pro rata according to the principal amount of the Notes tendered and the Trustee will select the Notes to be purchased in accordance with this Indenture. To the extent that any portion of the amount of Excess Proceeds remains after compliance with the second sentence of this paragraph (c) and provided that all Holders of Notes have been given the opportunity to tender their Notes for purchase as described in paragraph (d) below in accordance with this Indenture, the Company and its Restricted Subsidiaries may use such remaining amount for purposes permitted by this Indenture and the amount of Excess Proceeds will be reset to zero.

(d) Within 30 days after the 365th day following the date of an Asset Sale, the Company shall, if it is obligated to make an offer to purchase the Notes pursuant to paragraph (c) above, send a written Prepayment Offer notice, by first-class mail, to the Holders of the Notes (the “Prepayment Offer Notice”), with a copy to the Trustee, accompanied by such information regarding the Company and its Subsidiaries as the Company believes will enable such Holders of the Notes to make an informed decision with respect to the Prepayment Offer. The Prepayment Offer Notice will state, among other things:

(i) that the Company is offering to purchase Notes pursuant to the provisions of this Indenture;

(ii) that any Note (or any portion thereof) accepted for payment (and duly paid on the Asset Sale Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest on the Asset Sale Purchase Date;

(iii) that any Notes (or portions thereof) not properly tendered will continue to accrue interest;

(iv) the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the Prepayment Offer Notice is mailed (the “Asset Sale Purchase Date”);

(v) the amount of Excess Proceeds available to purchase Notes;

(vi) a description of the procedure which Holders of Notes must follow in order to tender their Notes and the procedures that Holders of Notes must follow in order to withdraw an election to tender their Notes for payment; and

(vii) all other instructions and materials necessary to enable Holders to tender Notes pursuant to the Prepayment Offer.

(e) If the Company becomes obligated to make a Prepayment Offer pursuant to clause (c) above, the Notes and the Pari Passu Indebtedness shall be purchased by the Company, at the option of the holders thereof, in whole or in part in amounts of $1,000 or whole multiples of $1,000 in excess thereof, on the Asset Sale Purchase Date.

(f) The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.11 by virtue thereof.

(g) Holders electing to have Notes purchased hereunder will be required to surrender such Notes at the address specified in the notice prior to the Asset Sale Purchase Date. Holders will be entitled to withdraw their election to have their Notes purchased pursuant to this Section 4.11 if the Company receives, not later than one Business Day prior to the Asset Sale Purchase Date, a telegram, telex, facsimile transmission, electronic image scan or letter setting forth (i) the name of the Holder, (ii) the certificate number of the Note in respect of which such notice of withdrawal is being submitted, (iii) the principal amount of the Note (which shall be $1,000 or whole multiples of $1,000 in excess thereof) delivered for purchase by the Holder as to which his election is to be withdrawn, (iv) a statement that such Holder is withdrawing his election to have such principal amount of such Note purchased, and (v) the principal amount, if any, of such Note (which shall be $1,000 or whole multiples of $1,000 in excess thereof) that remains subject to the original Prepayment Offer Notice and that has been or will be delivered for purchase by the Company.

(h) The Company shall (i) not later than the Asset Sale Purchase Date accept for payment Notes or portions thereof tendered pursuant to the Prepayment Offer, (ii) not later than 10:00 a.m. (New York time) on the Asset Sale Purchase Date deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the aggregate Prepayment Offer Price, as the case may be, of all the Notes or portions thereof which are to be purchased on that date and (iii) not later than 10:00 a.m. (New York time) on the Asset Sale Purchase Date, as the case may be, deliver to the Paying Agent an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Prepayment Offer Price of the Notes purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. For purposes of this Section 4.11, the Company shall choose a Paying Agent which shall not be the Company.

Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon (subject to Section 7.01(f)), held by them for the payment of the Prepayment Offer Price, as the case may be; provided that (x) to the extent that the aggregate amount of cash deposited by the Company with the Trustee in respect of a Prepayment Offer, as the case may be, exceeds the aggregate Prepayment Offer Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Asset Sale Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to Section 7.01(f)).

(i) Notes to be purchased shall, on the Asset Sale Purchase Date, become due and payable at the Prepayment Offer Price, as the case may be, and from and after such date (unless the Company shall default in the payment of the Prepayment Offer Price) such Notes shall cease to bear interest. Such Prepayment Offer Price shall be paid to such Holder promptly following the later of the Asset Sale Purchase Date and the time of delivery of such Note to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Company at the Prepayment Offer Price; provided that installments of interest whose Stated Maturity is on or prior to the Asset Sale Purchase Date shall be payable to the Person in whose name the Notes are registered as such on the relevant record dates according to the terms and the provisions of Section 2.04; and provided further that Notes to be purchased are subject to proration in the event the Excess Proceeds are less than the aggregate Prepayment Offer Price of all Notes tendered for purchase, with such adjustments as may be appropriate by the Trustee so that only Notes in denominations of $1,000 or whole multiples of $1000 in excess thereof, shall be purchased. If any Note tendered for purchase shall not be so paid upon surrender thereof by deposit of funds with the Trustee or a Paying Agent in accordance with paragraph (i) above, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Asset Sale Purchase Date at the rate borne by such Note. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Registrar or the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased. The Company shall publicly announce the results of the Prepayment Offer, as the case may be, on or as soon as practicable after the Asset Sale Purchase Date.

Section 4.12 Issuances of Guarantees by Restricted Subsidiaries.

(a) If, after the date of this Indenture, any Restricted Subsidiary (other than an Immaterial Subsidiary) that is not already a Guarantor guarantees any other Indebtedness of either of the Company or any Indebtedness of any Guarantor in excess of the De Minimis Guaranteed Amount, or any Domestic Subsidiary (other than an Immaterial Subsidiary), if not then a Guarantor, incurs any Indebtedness under any of the Credit Facilities, then in either case that Subsidiary will become a Guarantor by executing a supplemental indenture to this Indenture substantially in the form of Exhibit F hereto, and delivering it to the Trustee within 30 days of the date on which such Subsidiary guaranteed or incurred such Indebtedness, as the case may be; provided, however, that the preceding shall not apply to Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with Section 4.12 hereof for so long as they continue to constitute Unrestricted Subsidiaries. Notwithstanding the preceding, any Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph (a) shall provide by its terms that it shall be automatically and unconditionally released at such time as such Guarantor ceases both (i) to guarantee any other Indebtedness of either of the Company and any Indebtedness of any other Guarantor (except as a result of payment under any such other guarantee) and (ii) to be an obligor with respect to any Indebtedness under any Credit Facility.

(b) Each Guarantee shall also be released in accordance with the provisions of Section 10.04 hereof.

Section 4.13 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to come into existence or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i) pay dividends or make any other distribution on its Capital Stock to the Company or any other Restricted Subsidiary,

(ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary,

(iii) make loans or advances to the Company or any other Restricted Subsidiary; or

(iv) transfer any of its properties or assets to the Company or any other Restricted Subsidiary.

(b) However, paragraph (a) above shall not prohibit any encumbrance or restriction created, existing or becoming effective under or by reason of:

(i) any agreement (including the Senior Credit Agreement) in effect on the date of this Indenture;

(ii) any agreement or instrument with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the date of this Indenture, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than such Subsidiary that is becoming a Restricted Subsidiary;

(iii) any agreement or instrument governing any Acquired Debt or other agreement of any entity or related to assets acquired by or merged into or consolidated with the Company or any Restricted Subsidiaries, so long as such encumbrance or restriction (A) was not entered into in contemplation of the acquisition, merger or consolidation transaction, and (B) is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets or subsidiaries of the Person, so acquired, so long as the agreement containing such restriction does not violate any other provision of this Indenture; provided that such Acquired Debt was permitted by the terms of the Indenture to be incurred;

(iv) any applicable law or any requirement of any regulatory body;

(v) the security documents evidencing any Liens securing obligations or Indebtedness or agreements relating to Capital Lease Obligations (provided that such Liens are otherwise permitted to be incurred under the provisions of Section 4.10 hereof that limit the right of the debtor or lessee to dispose of the assets subject to such Liens;

(vi) provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Restricted Subsidiary, or restrictions in licenses relating to the property covered thereby, or other encumbrances or restrictions in agreements or instruments relating to specific assets or property that restrict generally the transfers of such assets or property; provided that such encumbrances or restrictions do not materially impact the ability of the Company to permit payments on the Notes when due as required by the terms of this Indenture;

(vii) asset sale agreements with respect to asset sales permitted to be made under the provisions of Section 4.11 hereof that limit the transfer of such assets pending the closing of such sale;

(viii) provisions limiting the disposition, leasing, subleasing or distribution of assets or property in shareholders’, partnership, joint venture and similar agreements entered into in the ordinary course of business; provided that such encumbrances or restrictions do not apply to any Restricted Subsidiaries other than the applicable company, partnership, joint venture or other entity; and provided further that such encumbrances and restrictions do not materially impact the ability of the Company to permit payments on the Notes when due as required by the terms of this Indenture;

(ix) cash or other deposits, or net worth requirements or similar requirements, imposed by suppliers, landlords or customers, or required by insurance, surety or bonding companies, under contracts entered into in the ordinary course of business;

(x) any other Credit Facility governing Indebtedness of the Company or any Guarantor, permitted to be incurred under the provisions of Section 4.07 hereof, provided that such encumbrances and restrictions are not (in the view of the Board of Directors of the Company as expressed in a Board Resolution thereof) materially more restrictive, taken as a whole, than those contained in the Senior Credit Agreement as in effect on the date of this Indenture;

(xi) restrictions of the nature described in clause (iv) of the preceding paragraph (a) by reason of customary non-assignment provisions in operational contracts, agreements, licenses and leases entered into in the ordinary course of business; or

(xii) purchase money obligations for property that impose restrictions on that property of the nature described in clause (iv) of the preceding paragraph (a);

(xiii) encumbrances or restrictions contained in agreements entered into in connection with Hedging Obligations; and

(xiv) any agreement, amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (i) through (xiii), or in this clause (xiv); provided that, in the view of the Board of Directors of the Company, the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect taken as a whole than those under or pursuant to the agreement so extended, renewed, refinanced or replaced.

(c) Nothing contained in this covenant shall prevent the Company or any Restricted Subsidiary from (i) creating, incurring, assuming or suffering to exist any Liens in compliance with Section 4.10 hereof or (ii) restricting the sale or other disposition of property or assets of the Company or any Restricted Subsidiary that secure Indebtedness of the Company or any Restricted Subsidiary incurred in accordance with Sections 4.07 and 4.10 hereof.

Section 4.14 Sale Leaseback Transactions.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale Leaseback Transaction; provided, that the Company or any of its Restricted Subsidiaries may enter into a Sale Leaseback Transaction if:

(a) the Company or such Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such Sale Leaseback Transaction pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in paragraph (a) of Section 4.07 hereof;

(b) the gross cash proceeds of such Sale Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of such Sale Leaseback Transaction; and

(c) the transfer of assets in such Sale Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in the same manner and to the same extent as Net Available Cash and Excess Proceeds from an Asset Sale in compliance with, Section 4.11 hereof.

Section 4.15 Lines of Business.

Neither the Company nor any of its Restricted Subsidiaries will directly or indirectly engage in any line or lines of business activity other than that which is an Oil and Gas Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.16 Corporate Existence.

Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Subsidiary; provided that the Company shall not be required to preserve any such right or franchise or to preserve the existence of any Subsidiary or any right or franchise of the Company or any Subsidiary if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders or as may otherwise be provided for in this Indenture, including Section 5.01.

Section 4.17 Unrestricted Subsidiaries.

(a) The Board of Directors of the Company may designate after the Issue Date any Subsidiary as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(ii) (A) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to paragraph (a) of Section 4.08 hereof in an amount (the “Designation Amount”) equal to the greater of (1) the net book value of the Company’s interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company’s interest in such Subsidiary as determined in good faith by the Company’s Board of Directors, or (B) the Designation Amount is less than $1,000;

(iii) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary;

(iv) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, provided that an Unrestricted Subsidiary may provide a Guarantee for the Notes; and

(v) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

(b) In the event of any such Designation, the Company shall be deemed, for all purposes of this Indenture, to have made an Investment equal to the Designation Amount that constitutes a Restricted Payment pursuant to Section 4.08 hereof.

(c) The Company shall not and shall not cause or permit any Restricted Subsidiary to at any time:

(i) provide credit support for, guarantee or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or enter into or become a party to any agreement, contract, arrangement or understanding with any Unrestricted Subsidiary, the terms of which, together with the terms of all other agreements, contracts, arrangements and understandings with such Unrestricted Subsidiary, taken as a whole, in the good-faith judgment of the Board of Directors of the Company, are less favorable to the Company and its Restricted Subsidiaries than those that would be available in a comparable transaction in arm’s-length dealings with a party that is not an Affiliate of the Company; provided that this Section 4.17 shall not be deemed to prevent Permitted Investments in Unrestricted Subsidiaries that are otherwise allowed under this Indenture, or

(ii) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary.

(d) For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary.

(e) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if:

(i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

(ii) all Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture; and

(iii) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Debt), unless immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to Section 4.07 hereof.

(f) All Designations and Revocations must be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions of this Section 4.17.

Section 4.18 Payments for Consent.

Neither the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.19 Offer to Repurchase upon a Change of Control.

(a) Unless the Company has previously or concurrently mailed a redemption notice with respect to all outstanding Notes pursuant to Section 3.07 hereof, if a Change of Control occurs, each

Holder of Notes shall have the right to require that the Company purchase all or any part (in amounts of $2,000 or whole multiples of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company shall offer to purchase all of the Notes, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”) (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

(b) Within 30 days after any Change of Control or, at the Company’s option, prior to such Change of Control but after it is publicly announced, the Company must notify the Trustee and give written notice of the Change of Control (the “Change of Control Purchase Notice”) to each Holder of Notes, by first-class mail, postage prepaid, at his address appearing in the security register. The Change of Control Purchase Notice must state, among other things:

(i) that a Change of Control has occurred or will occur and the date of such event;

(ii) the circumstances and relevant facts regarding such Change of Control;

(iii) the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be fixed by the Company on a Business Day no earlier than 30 days nor later than 60 days from the date the notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the Change of Control Purchase Date may not occur prior to the Change of Control;

(iv) that any Note not tendered will continue to accrue interest;

(v) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

(vi) other procedures that a Holder of Notes must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.

Any Change of Control Offer that is made prior to the occurrence of a Change of Control may at the Company’s discretion be subject to one or more conditions precedent, including but not limited to the occurrence of a Change of Control.

(c) Upon receipt by the Company of the proper tender of Notes, the Holder of the Note in respect of which such proper tender was made shall (unless the tender of such Note is properly withdrawn at least one Business Day prior to the Change of Control Purchase Date) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Notes. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Company at the Change of Control Purchase Price; provided that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 2.03. If any Note tendered for purchase in accordance with the provisions of this Section 4.19 shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Note. Holders electing to have Notes purchased will be required to surrender such Notes to the Paying Agent at the address specified in the Change of Control Purchase Notice at least one Business Day prior to the Change of Control Purchase Date. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Registrar or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

(d) The Company shall (i) not later than the Change of Control Purchase Date, accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 10:00 a.m. (New York time) on the Business Day following the Change of Control Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof which have been so accepted for payment and (iii) not later than 10:00 a.m. (New York time) on the Business Day following the Change of Control Purchase Date, deliver to the Paying Agent an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Change of Control Purchase Price of the Notes purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section 4.19 the Company shall choose a Paying Agent which shall not be the Company.

(e) A tender made in response to a Change of Control Purchase Notice may be withdrawn if the Company receives, not later than one Business Day prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission, electronic image scan or letter, specifying, as applicable:

(i) the name of the Holder;

(ii) the certificate number of the Note in respect of which such notice of withdrawal is being submitted;

(iii) the principal amount of the Note (which shall be $1,000 or whole multiples of $1,000 in excess thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;

(iv) a statement that such Holder is withdrawing his election to have such principal amount of such Note purchased; and

(v) the principal amount, if any, of such Note (which shall be $1,000 or whole multiples of $1,000 in excess thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

(f) Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon (subject to Section 7.01(f) hereof), held by them for the payment of the Change of Control Purchase Price; provided that (i) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Purchase Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (ii) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon (subject to Section 7.01(f) hereof).

(g) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.19, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.19 by virtue of such conflict.

(h) Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer (i) upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) if notice of redemption for 100% of the aggregate principal amount of the outstanding Notes has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

(i) If holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer and the Company purchases all of the Notes held by such holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to 101% of the aggregate principal amount of the Notes redeemed plus accrued and unpaid interest, if any, thereon to the date of redemption, subject to the right of the holders of record on relevant record dates to receive interest due on an interest payment date.

Section 4.20 Covenant Suspension.

If at any time following the date of this Indenture: (a) the rating assigned to the Notes by both S&P and Moody’s is at least an Investment Grade Rating, (b) the obligations under the Senior Credit Agreement cease to be secured and (c) no Default has occurred and is continuing under this Indenture, then upon delivery to the Trustee of an Officers’ Certificate to the foregoing effect, and beginning on that day and subject to this Section 4.20 hereof, the provisions of Sections 4.07, 4.08, 4.09, 4.11, 4.13, 4.15, clauses (a) and (c) of Section 4.14 and the financial test set forth in clause (iii) in Section 5.01(a) will be suspended.

During any period that the foregoing covenants have been suspended, the Company’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.17.

Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below BBB- or Baa3, respectively, Sections 4.07, 4.08, 4.09, 4.11, 4.13, 4.15, clauses (a) and (c) of Section 4.14 and the financial test set forth in clause (iii) in Section 5.01(a) covenants will be reinstituted as of and from the date of such rating decline. Calculations under the reinstated Section 4.08 will be made as if Section 4.08 had been in effect since the date of this Indenture except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while Section 4.08 was suspended.

ARTICLE 5

SUCCESSORS

Section 5.01 Consolidation, Merger and Sale of Assets.

(a) The Company will not, in any Transaction, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons, unless at the time and after giving effect thereto:

(i) either (A) the Company will be the continuing corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Entity”) will be a corporation, limited liability company or limited partnership (provided that in the event the Surviving Entity is a limited partnership, then a Subsidiary of the Surviving Entity that is a corporation or limited liability company shall execute a supplemental indenture pursuant to which it shall become a co-obligor of the Surviving Entity’s obligations under the Notes and this Indenture) duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture, and the Notes and this Indenture will remain in full force and effect as so supplemented (and any Guarantees will be confirmed as applying to such Surviving Entity’s obligations);

(ii) except in the case of a merger of the Company with or into a Guarantor, immediately before, and immediately after giving, on a pro forma basis, effect to, such transaction (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(iii) except in the case of a merger of the Company with or into a Guarantor, immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), either (A) the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could on the first day following such four-quarter period incur $1.00 of additional Indebtedness (other than Permitted Debt) under Section 4.07 hereof or (B) the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction;

(iv) at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes;

(v) at the time of the transaction, if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, Section 4.10 hereof is complied with; and

(vi) at the time of the transaction, the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture.

(b) Except as provided under Section 10.04 hereof, no Guarantor will, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions, (x) consolidate with or merge with or into any other Person (other than the Company or another Guarantor) or (y) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (other than the Company or another Guarantor) or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, in the case of clause (y) would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of that Guarantor and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or another Guarantor), unless at the time and after giving effect thereto:

(i) one of the following is true (A) the Guarantor or the Company will be the continuing Person in the case of a consolidation or merger involving the Guarantor or (B) the Person (if other than the Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Guarantor Entity”) will be a corporation, limited liability company, limited liability partnership, partnership, trust or other entity duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the Notes and this Indenture, and such Guarantee and this Indenture will remain in full force and effect or (C) the Transaction, at the time thereof, is effected in compliance with Section 4.11 hereof, to the extent applicable thereto;

(ii) immediately before, and immediately after giving, on a pro forma basis, effect to, such transaction, no Default or Event of Default will have occurred and be continuing; and

(iii) at the time of the transaction such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture;

provided that this paragraph (b) shall not apply to any Guarantor whose Guarantee of the Notes is unconditionally released and discharged in accordance with Section 10.04 hereof.

(c) In the event of any transaction (other than a lease) described in and complying with the conditions listed in paragraphs (a) and (b) above in which the Company or any Guarantor, as the case may be, is not the continuing Person, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company or any Guarantor, as the case may be, shall be discharged (other than in a transaction that results in the transfer of assets constituting or accounting for less than 95% of the Consolidated assets (as of the last balance sheet date available to the Company) of the Company or the Consolidated revenue of the Company (as of the last 12-month period for which financial statements are available)) from all obligations and covenants under this Indenture and the Notes or its Guarantee, as the case may be.

(d) Notwithstanding the foregoing, the Company or any Guarantor may merge with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company or Guarantor in another jurisdiction to realize tax or other benefits.

(e) When a successor Person assumes all of the Company’s or a Restricted Subsidiary’s obligations under this Indenture, the predecessor Company or Restricted Subsidiary (if it separately survives such Transaction) will be discharged from those obligations.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

An Event of Default will occur under this Indenture (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) if:

(a) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

(b) there shall be a default in the payment of the principal of (or premium, if any, on) any Note (at its Maturity, upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);

(c) there shall be a default in the performance or breach of the provisions of Article 5, the Company shall have failed to make or consummate a Prepayment Offer in accordance with Section 4.11 hereof, or the Company shall have failed to make or consummate a Change of Control Offer in accordance with Section 4.19 hereof;

(d) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under this Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (a), (b) or (c) above) and such default or breach shall continue for a period of 60 days (or 180 days in relation to Section 4.03 hereof) after written notice has been given, by certified mail, (i) to the Company by the Trustee or (ii) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(e) (i) any default in the payment of the principal, premium, if any, or interest on any Indebtedness other than the Notes shall have occurred under any of the agreements, indentures or instruments under which the Company, any Guarantor or any other Significant Subsidiary then has outstanding Indebtedness in excess of $25.0 million when the same shall become due and payable in full and such default shall have continued after the giving of any applicable notice and the expiration of any applicable grace period and shall not have been cured or waived and, if not already matured at its final maturity in accordance with its terms, the holder of such Indebtedness shall have the right to accelerate such Indebtedness or (ii) an event of default as defined in any of the agreements, indentures or instruments described in clause (i) of this clause (e) shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

(f) any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee;

(g) one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $25.0 million (excluding amounts covered by enforceable insurance policies issued by solvent insurance carriers), either individually or in the aggregate, shall be rendered against the Company, any Guarantor or any other Significant Subsidiary or any of their respective properties and shall not be discharged and either (i) any creditor shall have commenced an enforcement proceeding in accordance with applicable law upon such judgment, order or decree or (ii) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

(h) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustments or composition of or in respect of the Company or any Significant Subsidiary under any Bankruptcy Law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(i) the institution by the Company or any Significant Subsidiary of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

Section 6.02 Acceleration.

(a) If an Event of Default (other than as specified in Section 6.01(h) or (i) above, as applicable) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in Section 6.01(h) or (i) above occurs and is continuing, then all the Notes shall ipso facto become due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder of Notes. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of Notes by appropriate judicial proceedings.

(b) After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of Notes outstanding by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(i) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (B) all overdue interest on all Notes then outstanding, (C) the principal of, and premium, if any, on any Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes and (D) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes;

(ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(iii) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in this Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

(c) Notwithstanding the preceding, if an Event of Default specified in Section 6.02(e) shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if (i) the Indebtedness that is the subject of such Event of Default shall have been repaid or (ii) if the default relating to such Indebtedness is waived or cured and if such Indebtedness shall have been accelerated, the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness.

Section 6.03 Other Remedies.

(a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon and during the continuance of an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Notes outstanding may on behalf of the Holders of all outstanding Notes waive any past Default or Event of Default under this Indenture and its consequences, except a Default or Event of Default (a) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each Holder of Notes affected) or (b) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316 (a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Holders of at least a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

Section 6.06 Limitation on Suits.

(a) A Holder has a right to institute any proceeding with respect to this Indenture, or the Notes or any Guarantees, only if:

(i) the Holder gives to the Trustee written notice of a continuing Event of Default;

(ii) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to institute such proceeding;

(iii) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee satisfactory indemnity against any loss, liability or expense that might be incurred by it in connection with the request or direction;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(v) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the written request.

(b) A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, or interest on such Note, on or after the respective due dates expressed in such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) above occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of overdue principal of, premium, if any, interest remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 6.10 Priorities.

(a) If the Trustee collects any money or other property pursuant to this Article 6, it shall pay out the money and other property in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

(b) The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than ten percent in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred (which has not been cured or waived), and is actually known to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the degree of care in their exercise of a prudent person in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(f) Money held in trust by the Trustee need not be segregated from other funds and need not be held in an interest-bearing account, in each case except to the extent required by law or by any other provision of this Indenture. The Trustee (acting in any capacity hereunder) shall not be liable for interest on any money received by it hereunder unless the Trustee otherwise agrees in writing with the Company.

Section 7.02 Certain Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 12.02 hereof, and such notice references the Notes.

(h) Subject to Section 7.01(b)(ii) hereof, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each Agent, custodian and other Person employed to act hereunder.

(j) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Default.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after the Trustee gains knowledge of the Default or Event of Default unless such Default or Event of Default shall have been cured or waived before the giving of such notice. Except in the case of a Default or Event of Default in payment of principal of, premium or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each September 15 beginning with the September 15 following the date hereof, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

(b) A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

Section 7.07 Compensation and Indemnity.

(a) The Company shall pay to the Trustee (in its capacity as Trustee, and, to the extent it has been appointed as such, as Paying Agent and Registrar) from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Company. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable and customary disbursements, advances and reasonable out-of-pocket expenses incurred or made by it in addition to the compensation for its services, except those resulting from its own negligent action, negligent failure to act or willful misconduct. Such expenses shall include the reasonable and customary compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Company shall indemnify the Trustee in its capacity against any and all losses, liabilities or reasonable out-of-pocket expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by either of the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may elect to have separate counsel defend the claim, but the Company will be obligated to pay the reasonable fees and expenses of such separate counsel only if the Company fails to assume the Trustee’s defense or there is a conflict of interest between the Company, on the one hand, and the Trustee, on the other hand, with respect to the claim, as reasonably determined by the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

(c) The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(d) To secure the Company’s payment obligations in this section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof, as applicable, occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10 hereof;

(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least three months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this

Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or its corporate parent shall have) a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 8

DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Company’s exercise of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and all obligations of the Guarantors shall be deemed to have been discharged with respect to their obligations under the Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Guarantees, respectively, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all of their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Notes to receive solely from Funds in Trust (as defined in Section 8.04 hereof and as more fully set forth in such Section) payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) subject to the preceding clause (a), the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations, and each Restricted Subsidiary shall be released from its obligations, under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17, 4.19 and 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and each Restricted Subsidiary may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through (g) shall not constitute Events of Default.

Section 8.04 Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

(a) the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust for the benefit of the Holders of the Notes cash in United States dollars, U.S. Government Obligations, or a combination thereof (“Funds in Trust”), in such amounts as, in the aggregate, will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity (or on any date after May 1, 2020 (such date being referred to as the “Defeasance Redemption Date”), if at or prior to electing either Legal Defeasance or Covenant Defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on the Defeasance Redemption Date);

(b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the Holders and Beneficial Owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the Holders and Beneficial Owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (h) or (i) of Section 6.01, as applicable, is concerned, at any time during the period ending on the 91st day after the date of deposit;

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which it is bound;

(f) such Legal Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

(g) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditor of the Company or others;

(h) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others;

(i) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and

(j) the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to Section 8.06 hereof, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

(b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c) Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants, investment bank, or appraisal firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company upon its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations to make the related payments under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

(a) Notwithstanding Section 9.02 hereof, the Company, any Guarantor, any other obligor under the Notes and the Trustee may modify, supplement or amend this Indenture or the Notes without the consent of any Holder of a Note:

(i) to evidence the succession of another Person to the Company, a Guarantor, or any other obligor under the Notes, and the assumption by any such successor of the covenants of the Company, such Guarantor or such obligor in this Indenture and in the Notes and in any Guarantee in accordance with Section 5.01 hereof;

(ii) to add to the covenants of the Company, any Guarantor or any other obligor under the Notes for the benefit of the Holders of the Notes, to add Events of Default or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor under the Notes, as applicable, in this Indenture, in the Notes or in any Guarantee;

(iii) to cure any ambiguity, omission or inconsistency;

(iv) to make any provision with respect to matters or questions arising under this Indenture, the Notes or any Guarantee, provided that such provisions shall not adversely affect the interest of the Holders of the Notes in any material respect;

(v) to add a Guarantor or additional obligor under this Indenture or permit any Person to guarantee the Notes and/or obligations under this Indenture;

(vi) to release a Guarantor as provided in this Indenture;

(vii) to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture;

(viii) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of the Notes as additional security for the payment and performance of the Company’s and any Guarantor’s obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to or for the benefit of the Trustee pursuant to this Indenture or otherwise;

(ix) to provide for the issuance of Additional Notes under this Indenture in accordance with the limitations set forth in this Indenture;

(x) to comply with the rules of any applicable securities Depositary;

(xi) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(xii) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

(xiii) to conform the text of this Indenture, the Notes or the Guarantees to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such text was intended to be a substantially verbatim recitation of the text of the “Description of Notes” section of the Offering Memorandum.

(b) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 12.04 and Section 9.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

(a) Except as provided below in this Section 9.02, the Company, any Guarantor, any other obligor under the Notes and the Trustee may amend or supplement this Indenture or the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(i) change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

(ii) amend, change or modify, (a) after the obligation of the Company to make a Prepayment Offer with respect to an Asset Sale has arisen, in accordance with Section 4.11 hereof, the obligation of the Company to make such Prepayment Offer or (b) the obligation of the Company, after the occurrence of a Change of Control, to make a Prepayment Offer in accordance with Section 4.19 hereof;

(iii) reduce the percentage in principal amount of such outstanding Notes, the consent of whose Holders is required for any such amendment or supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture;

(iv) modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding Notes required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each such Note affected thereby;

(v) voluntarily release, other than in accordance with this Indenture, the Guarantee of any Guarantor; or

(vi) amend or modify any of the provisions of this Indenture in any manner which subordinates the Notes issued hereunder in right of payment to any other Indebtedness of the Company or which subordinates any Guarantee in right of payment to any other Indebtedness of the Guarantor issuing any such Guarantee.

(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any amendment, waiver or supplement hereto. If a record date is fixed, the Holders on such record date, or its duly designated proxies, and only such Persons, shall be entitled to consent to such amendment, waiver or supplement, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.

(c) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment, waiver or supplement, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 and Section 12.04 hereof, the Trustee shall join with the Company in the execution of such amendment, waiver or supplement unless such amendment, waiver or supplement directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment, waiver or supplement.

(d) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, waiver or supplement, but it shall be sufficient if such consent approves the substance thereof.

(e) After an amendment, waiver or supplement under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, waiver or supplement.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

(a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, Etc.

The Trustee shall sign any amended or supplemental indenture or Note authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Neither the Company nor any Guarantor may sign an amendment or supplemental indenture or Note or Guarantee until its Board of Directors or trustees or sole member (or committee or Person serving a similar function), as the case may be, approves it. In executing any amended or supplemental indenture or Note, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

GUARANTEES

Section 10.01 Guarantee.

(a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, fully and unconditionally, guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to Section 6.06 hereof, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either of the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. Each Guarantor that makes a payment or distribution under its Guarantee shall have the right to seek contribution from any non-paying Guarantor, in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP, so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

(e) The Obligations of each Guarantor under its Guarantee pursuant to this Article 10 shall rank equally in right of payment with other existing and future senior Indebtedness of such Guarantor, and senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor.

Section 10.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Article 10, will result in the obligations of such

Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Until such time as the Notes are paid in full, each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under federal Bankruptcy Law) or otherwise by reason of any payment by it pursuant to the provisions of this Article 10.

Section 10.03 Execution and Delivery of Guarantee.

(a) To evidence its Guarantee set forth in Section 10.01, on the Issue Date each Initial Guarantor shall be required to have a notation of such Guarantee substantially in the form included in Exhibit E hereto endorsed by an Officer of such Initial Guarantor by manual or facsimile signature on each Note authenticated and delivered by the Trustee.

(b) Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

(c) If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

(d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

(e) Subsequent to the date of this Indenture, in the event a Restricted Subsidiary is required by Section 4.12 hereof to guarantee the Company’s obligations under the Notes and this Indenture, the Company shall cause such Restricted Subsidiary to execute a supplemental indenture to this Indenture substantially in the form included in Exhibit F hereto in accordance with Section 4.12 hereof and this Article 10, to the extent applicable.

Section 10.04 Releases of Guarantors.

(a) A Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under its Guarantee without any further action on the part of the Trustee or any Holder of the Notes:

(i) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to one or more Persons that are not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition of all or substantially all of the assets of that Guarantor complies at the time thereof with Sections 4.11 and 4.09 hereof;

(ii) in connection with any sale of all of the Capital Stock of a Guarantor to one or more Persons that are not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale of all such Capital Stock of that Guarantor complies with Sections 4.11 and 4.09 hereof;

(iii) if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary pursuant to Section 4.12 hereof;

(iv) if a Guarantor under any Credit Facility is released from its guarantee issued pursuant to the terms of any Credit Facility of the Company or any direct or indirect Restricted Subsidiary, and such Guarantor is not an obligor under any Indebtedness other than the Notes (other than a De Minimis Guaranteed Amount); or

(v) if the Notes are discharged in accordance with the procedures set forth in Article 8 or Article 11 hereof;

provided that any such release and discharge pursuant to clauses (i), (ii), (iii), (iv) and (v) above shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure any, Indebtedness of the Company shall also terminate at such time. At the request of the Company, and upon delivery to the Trustee of an Officers’ Certificate and an Opinion of Counsel that such release complies with this Indenture, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

(b) Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in this Indenture) as to all outstanding Notes under this Indenture when:

(a)	either:

(i) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid or Notes whose payment has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in this Indenture) have been delivered to the Trustee for cancellation, or

(ii) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

(b) the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars, U.S. Government Obligations, or a combination thereof, sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date;

(c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

(d) the Company or any Guarantor has paid or caused to be paid all other sums payable under this Indenture by the Company and any Guarantor;

(e) the Company has delivered to the Trustee an Officers’ Certificate and an opinion of independent counsel each stating that (i) all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Subsidiary is a party or by which the Company, any Guarantor or any Subsidiary is bound; and

(f) the Company has delivered irrevocable instructions to the Trustee hereunder to apply any deposited money described in clause (b) above to the payment of the Notes at Maturity, Stated Maturity or the redemption date, as the case may be.

Section 11.02 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to Section 11.03 hereof, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the “Trustee”) pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

(b) Notwithstanding the above, the Trustee shall pay to the Company from time to time upon its request any cash or U.S. Government Obligations held by it as provided in this Section 11.02 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge under this Article 11.

Section 11.03 Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

ARTICLE 12

MISCELLANEOUS

Section 12.01 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.02 Notices.

(a) Any notice or communication by either of the Company or any Guarantor, on the one hand, or the Trustee on the other hand, to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile, electronic image scan or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company or any Guarantor:

RESOLUTE ENERGY CORPORATION

1675 Broadway

Suite 1950

Denver, Colorado 80202

Facsimile: 303-623-3628

Attention: General Counsel

with copies to:

DAVIS GRAHAM & STUBBS LLP

1550 Seventeenth Street

Suite 500

Denver, Colorado 80202

Facsimile: (303) 893-1379

Attention: Ronald R. Levine, II

If to the Trustee:

U.S. BANK NATIONAL ASSOCIATION

Corporate Trust-DN-COT12C

950 17th Street- 12th Floor

Denver, Colorado 80202

Facsimile: (303) 585-6865

Attention: Leland Hansen, Vice President

(b) The Company, the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

(c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five Business Days after being deposited in the mail, postage prepaid, if mailed; (iii) when receipt acknowledged, if telecopied; (iv) and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(d) Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(e) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(f) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

(a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii) to the extent required under Section 314 of the Trust Indenture Act, an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel (who may rely on such Officers’ Certificate as to matters of fact), all such conditions precedent and covenants have been satisfied.

Section 12.05 Statements Required in Certificate or Opinion.

(a) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(i) a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees, Limited Partners and Stockholders.

No director, officer, employee, member, limited partner or stockholder of the Company or any Restricted Subsidiary, as such, will have any liability for any obligations of the Company or the Restricted Subsidiaries under the Notes, this Indenture or the Guarantees to which they are a party, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08 Governing Law.

THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.09 Trust Indenture Act Controls.

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318 (c), the imposed duties shall control.

Section 12.10 Successors.

All agreements of the Company in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 5.01 or 10.04.

Section 12.11 Severability.

In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing, and may be given or obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding Notes; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 12.13.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) Notwithstanding anything to the contrary contained in this Section 12.13, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04 hereof.

(d) If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at their option, by or pursuant to a resolution of its Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 hereof and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(g) For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

Section 12.14 Benefit of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.15 Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.16 U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information within their possession or control as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SIGNATURES

RESOLUTE ENERGY CORPORATION, a Delaware corporation

By:	/s/ James M. Piccone
Name: James M. Piccone
Title: President

RESOLUTE NATURAL RESOURCES COMPANY, LLC., a Delaware limited liability company

By:	/s/ James M. Piccone
Name: James M. Piccone
Title: President

WYNR, LLC, a Delaware limited liability company

By:	/s/ James M. Piccone
Name: James M. Piccone
Title: President

BWNR, LLC, a Delaware limited liability company

By:	/s/ James M. Piccone
Name: James M. Piccone
Title: President

RESOLUTE WYOMING, INC., a Delaware corporation

By:	/s/ Leland Hansen
Name: Leland Hansen
Title: Vice President

HICKS ACQUISITION COMPANY I, INC., a Delaware corporation

By:	/s/ James M. Piccone
Name: James M. Piccone
Title: President

RESOLUTE ANETH, LLC, a Delaware limited liability company

By:	/s/ James M. Piccone
Name: James M. Piccone
Title: President

RESOLUTE NORTHERN ROCKIES, LLC, a Delaware limited liability company

By:	/s/ James M. Piccone
Name: James M. Piccone
Title: President

RESOLUTE NATURAL RESOURCES SOUTHWEST, LLC, a Delaware limited liability company

By:	/s/ James M. Piccone
Name: James M. Piccone
Title: President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Leland Hansen
Name: Leland Hansen
Title: Vice President

EXHIBIT A

[Face of Note]

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144 (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB

[1]	Global Notes only.

PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

CUSIP [            ]

No.	$

RESOLUTE ENERGY CORPORATION

8.50% Senior Notes due 2020

Resolute Energy Corporation, a Delaware corporation (the “Company”), which term includes any successor under the Indenture hereinafter referred to, for value received, promises to pay to [            ], or its registered assigns, the principal sum of [Amount of Note] ($[                ]) UNITED STATES DOLLARS [(or such greater or lesser amount as should be reflected on the Schedule attached hereto)]2 on May 1, 2020.

Interest Payment Dates: May 1 and November 1 of each year, commencing November 1, 2012.

Regular Record Dates: April 15 and October 15 of each year.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Date of Issuance:

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually, by facsimile or by electronic image scan by its duly authorized officers.

RESOLUTE ENERGY CORPORATION, a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

[2]	Global Notes only.

(Form of Trustee’s Certificate of Authentication)

This is one of the 8.50% Senior Notes due 2020 described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory
Date:

[Reverse Side of Note]

RESOLUTE ENERGY CORPORATION

8.50% Senior Notes due 2020

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. The Company promises to pay interest on the principal amount of this Note at 8.50% per annum from the date hereof until maturity [and shall pay Additional Interest, if any, as provided in the Registration Rights Agreement, dated April 25, 2012† referred below]* The Company shall pay interest [and Additional Interest, if any,]* semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Notes (or one or more Predecessor Notes) or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be [November 1, 2012]‡. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest [and Additional Interest]* (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.

[This Exchange Note was issued in connection with the Exchange Offer pursuant to which the 8.50% Senior Notes due 2020 in like principal amount were exchanged for Exchange Notes. The Exchange Notes rank pari passu in right of payment with the Initial Notes. For any period in which the Initial Note exchanged for this Exchange Note was outstanding, Additional Interest may be due and owing on the Initial Note in connection with the Registration Rights Agreement.]**

†	For Additional Notes, insert the date of the Registration Rights Agreement for those Additional Notes.
*	Not to be included for Exchange Notes.
‡	For Additional Notes, insert the appropriate interest payment date for those Additional Notes.
**	For Exchange Notes.

2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest [and Additional Interest]*, if any) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the April 15 or October 15 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. [The Company shall pay all Additional Interest, if any, on the dates of its choosing and in the amounts set forth in the Registration Rights Agreement.]* The Notes shall be payable as to principal, premium, if any, and interest [and Additional Interest, if any,]* at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest [and Additional Interest, if any,]* may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The Company issued the Notes under an Indenture dated as of April 25, 2012 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture pursuant to which this Note is issued provides that an unlimited amount of Additional Notes may be issued thereunder, subject to compliance with the covenants therein.

5. Optional Redemption.

(a) On or after May 1, 2016, the Company may redeem all or a portion of the Notes, on not less than 30 nor more than 60 days’ prior notice, in amounts of $2,000 or whole multiples of $1,000 in excess thereof at the following redemption prices (expressed as percentages of the principal amount), plus accrued and unpaid interest, if any, thereon, to the applicable redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date), if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

Year	Redemption Price
2016	104.250%
2017	102.125%
2018 and thereafter	100.000%

(b) In addition, at any time and from time to time prior to May 1, 2015, the Company may use (i) the net proceeds of one or more Equity Offerings or (ii) the Net Cash Warrant Exercise Proceeds to redeem up to an aggregate of 35% of the aggregate principal amount of Notes issued under the Indenture (including the principal amount of any Additional Notes issued under the Indenture) at a redemption price equal to 108.50% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date). At least 65% of the aggregate principal amount of

Notes (including the principal amount of any Additional Notes issued under the Indenture) must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company must complete such redemption no later than 180 days after the closing of the related Equity Offering.

(c) The Notes may also be redeemed, in whole or in part, at any time or from time to time prior to May 1, 2016 at the option of the Company at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(d) The Notes may also be redeemed as set forth in Section 4.19 of the Indenture.

6. Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. Repurchase at Option of Holders.

(a) Unless the Company has previously or concurrently mailed a redemption notice with respect to all outstanding notes, upon the occurrence of a Change of Control, each Holder may require the Company to purchase such Holder’s Notes in whole or in part in amounts of $2,000 or whole multiples of $1,000 in excess thereof, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.

(b) Under certain circumstances described in the Indenture, the Company will be required to apply the proceeds of Asset Sales to the repayment of the Notes and/or Pari Passu Indebtedness.

8. Selection and Notice of Redemption. If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes not more than 60 days prior to the redemption date in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and reasonable (except that any Notes represented by a Global Note shall be selected by such method as the Depositary or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee considers fair and appropriate). Redemptions pursuant to Section 3.07(b) of the Indenture shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (except that any Notes represented by a Global Note will be selected by such method as the Depositary or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee deems fair and appropriate). In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A new

Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest [and Additional Interest]*, if any, shall cease to accrue on Notes or portions of them called for redemption.

9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

10. Persons Deemed Owners. The registered Holder of a Note will be treated as its owner for all purposes.

11. Amendment, Supplement and Waiver. The Indenture or the Notes may be amended or supplemented only as provided in the Indenture.

12. Defaults. In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization specified in the Indenture, with respect to the Company or any Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of not less than a majority in aggregate principal amount of the Notes outstanding by notice to the Trustee may on behalf of the Holders of all outstanding Notes waive any past Default and its consequences under the Indenture except a Default (1) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each Holder of Notes affected) or (2) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.

13. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14. No Recourse Against Others. No director, officer, employee, member, limited partner or stockholder of the Company or any Restricted Subsidiary, as such, will have any liability for any obligations of the Company or the Restricted Subsidiaries under the Notes, the Indenture or the Guarantees to which they are a party, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. [In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes issued on the Issue Date shall have all the rights set forth in the Registration Rights Agreement dated as of April 25, 2012† , among the Company, the Guarantors and the parties named on the signature pages thereof.]*

17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

RESOLUTE ENERGY CORPORATION

1675 Broadway

Suite 1950

Denver, Colorado 80202

Facsimile: 303-623-3626

Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this

Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 or 4.19 of the Indenture, check the appropriate box below:

☐ Section 4.11                 ☐ Section 4.19

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 or Section 4.19 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount Maturity of this Global Following such Decrease (or Increase)

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

RESOLUTE ENERGY CORPORATION

1675 Broadway

Suite 1950

Denver, Colorado 80202

Facsimile: 303-623-3626

Attention: General Counsel

U.S. BANK NATIONAL ASSOCIATION

Corporate Trust-DN –COT12C

950 17th Street-12th Floor

Denver, Colorado 80202

Facsimile: 303-585-6865

Attention: Leland Hansen, Vice President

Re: 8.50% Senior Notes due 2020

Reference is hereby made to the Indenture, dated as of April 25, 2012 (the “Indenture”), among Resolute Energy Corporation, a Delaware corporation (the “Company”), the Guarantors and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

             (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $              in such Note[s] or interests (the “Transfer”), to              (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐ 1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐ 2. Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (a) the Transfer is not being made to a person in the United States and (i) at the time the buy order was originated, the

Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (b) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (d) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐ 3. Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (i) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (ii) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

☐ 4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (A) OR (B)]

☐ (A) a beneficial interest in the:

(i) 144A Global Note (CUSIP ); or

(ii) Regulation S Global Note (CUSIP ); or

(iii) IAI Global Note (CUSIP ); or

☐ (B) a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

☐ (A) a beneficial interest in the:

(iv) 144A Global Note (CUSIP ); or

(v) Regulation S Global Note (CUSIP); or

(vi) IAI Global Note (CUSIP); or

(vii) Unrestricted Global Note (CUSIP); or

☐ (B) a Restricted Definitive Note; or

☐ (C) an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

RESOLUTE ENERGY CORPORATION

1675 Broadway

Suite 1950

Denver, Colorado 80202

Facsimile: 303-623-3628

Attention: General Counsel

U.S. BANK NATIONAL ASSOCIATION

Corporate Trust-DN-COT12C

950 17th Street-12th Floor

Denver, Colorado 80202

Facsimile: 303-585-6865

Attention: Leland Hansen, Vice President

Re: 8.5% Senior Notes due 2020

Reference is hereby made to the Indenture, dated as of April 25, 2012 (the “Indenture”), among Resolute Energy Corporation, a Delaware corporation (the “Company”), the Guarantors and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

             (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $              in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or

Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the

Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the

[CHECK ONE]

☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note

with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

RESOLUTE ENERGY CORPORATION

1675 Broadway

Suite 1950

Denver, Colorado 80202

Facsimile: 303-623-3628

Attention: General Counsel

U.S. BANK NATIONAL ASSOCIATION

Corporate Trust-DN-COT12C

950 17th Street-12th Floor

Denver, Colorado 80202

Facsimile: 303-585-6865

Attention: Leland Hansen, Vice President

Re: 8.50% Senior Notes due 2020

Reference is hereby made to the Indenture, dated as of April 25, 2012 (the “Indenture”), among Resolute Energy Corporation, a Delaware corporation (the “Company”), the Guarantors and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $              aggregate principal amount at maturity of:

(a) beneficial interest in a Global Note, or

(b) a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under

D-1

the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:

Name:
Title:

Dated:

D-2

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, fully and unconditionally and irrevocably guaranteed, to the extent set forth in the Indenture, dated as of April 25, 2012 (the “Indenture”), among Resolute Energy Corporation, a Delaware corporation (the “Company”), the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), and subject to the provisions in the Indenture, (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

[Name of Guarantor]

By:

Name:
Title:

E-1

EXHIBIT F

FORM OF GUARANTOR SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY GUARANTORS

GUARANTOR SUPPLEMENTAL INDENTURE (this “Guarantor Supplemental Indenture”), dated as of             , among Resolute Energy Corporation (the “Company”), the Company’s subsidiaries listed on Schedule A hereto (each, a “New Guarantor”), the Company’s subsidiaries listed on Schedule B hereto (collectively the “Existing Guarantors”) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company, the Existing Guarantors and the Trustee are parties to an indenture (the “Indenture”), dated as of April 25, 2012, providing for the issuance of 8.50% Senior Notes due 2020 (the “Notes”); WHEREAS, Section 9.01 of the Indenture provides that, without the consent of any Holders, the Company and the Existing Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may modify, supplement or amend the Indenture to add a Guarantor or additional obligor under the Indenture or permit any Person to guarantee the Notes and/or obligations under the Indenture;

WHEREAS, each New Guarantor wishes to guarantee the Notes pursuant to the Indenture;

WHEREAS, pursuant to the Indenture the Company, the Existing Guarantors, the New Guarantors and the Trustee have agreed to enter into this Guarantor Supplemental Indenture for the purposes stated herein; and

WHEREAS, all things necessary have been done to make this Guarantor Supplemental Indenture, when executed and delivered by the Company, the Existing Guarantors and each New Guarantor, the legal, valid and binding agreement of the Company, the Existing Guarantors and each New Guarantor, in accordance with its terms.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each New Guarantor, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Guarantee. Each New Guarantor hereby guarantees the Indenture and the Notes related thereto pursuant to the terms and conditions of Article 10 of the Indenture, such Article 10 being incorporated by reference herein as if set forth at length herein (each such guarantee, a “Guarantee”) and such New Guarantor agrees to be bound as a Guarantor under the Indenture as if it had been an initial signatory thereto; provided that the New Guarantor can be released from its Guarantee to the same extent as any other Guarantor under the Indenture.

(3) GOVERNING LAW. THIS GUARANTOR SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(4) Counterparts. The parties may sign any number of copies of this Guarantor Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(5) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

(6) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Guarantor Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, Existing Guarantors and the New Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Guarantor Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:

RESOLUTE ENERGY CORPORATION, a Delaware corporation

By:

Name:
Title:

EACH GUARANTOR LISTED ON SCHEDULE A HERETO

By:

Name:
Title:

EACH GUARANTOR LISTED ON SCHEDULE B HERETO

By:

Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as trustee

By:

Name:
Title:

EXHIBIT G

FORM OF INTERCOMPANY NOTE

            , 20[            ]

FOR VALUE RECEIVED,             , a             corporation (the “Maker”), HEREBY PROMISES TO PAY ON DEMAND to the order of             (the “Holder”) the principal sum of the aggregate unpaid principal amount of all Loans (plus accrued interest thereon) at any time and from time to time made by the Holder to the Maker (the “Loans”).

All capitalized terms used herein that are defined in, or by reference in, the Indenture, dated as of April 25, 2012 (the “Indenture”), among Resolute Energy Corporation, a Delaware corporation (the “Company”), the Guarantors and U.S. Bank National Association, as trustee, have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined.

ARTICLE I

TERMS OF INTERCOMPANY NOTE

Section 1.01 Interest; Prepayment.

(a) The interest rate (“Interest Rate”) on each Loan shall be as from time to time agreed by the Holder and the Maker, but in no event to exceed the maximum amount permitted by applicable law.

(b) The interest, if any, payable on each of the Loans shall accrue from the date such Loan is made and, subject to Section 2.01, shall be payable upon demand of the Holder.

(c) Subject to Section 2.01, any amounts hereunder may be repaid at any time by the Maker.

Section 1.02 Subordination. To the extent provided in Section 2.01, all Loans hereunder shall be subordinated in right of payment to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Guarantee, in the case of a Guarantor.

ARTICLE II

EVENTS OF DEFAULT

Section 2.02 Events of Default. If after the date of issuance of this Loan an Event of Default has occurred under the Indenture, then in the event the Maker is the Company or any Guarantor, the amounts owing under the Loans hereunder shall not be due and payable and shall not be paid until all Obligations under the Notes, in the case of the Company, and the Guarantee, in the case of a Guarantor, are paid in full in cash; provided, however, that if such Event of Default has been waived, cured or rescinded, such amounts may be paid. The Holder hereby agrees that if it receives any payments or distributions on any Loan from the Company or any Guarantor which is not payable pursuant to the prior sentence after any Event of Default has occurred, is continuing and has not been waived, cured or rescinded, it will pay over and deliver forthwith to the Company or such Guarantor, all such payments and distributions.

ARTICLE III

MISCELLANEOUS

Section 3.01 Amendments, Etc. No amendment or waiver of any provision of this intercompany note, or consent to depart herefrom is permitted at any time for any reason, except with the consent of the Holders of at least a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding.

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Section 3.02 Third Party Beneficiaries. The holders of the Notes or any other Indebtedness ranking pari passu with the Notes or any Guarantees, including without limitation, any Indebtedness incurred under the Senior Credit Agreement, shall be third party beneficiaries to this intercompany note and upon an Event of Default shall have the right to enforce the subordination provisions of this intercompany note against the Holder.

Section 3.03 Headings. Article and Section headings in this intercompany note are included for convenience of reference only and shall not constitute a part of this intercompany note for any other purpose.

Section 3.04 Entire Agreement. This intercompany note sets forth the entire agreement of the parties with respect to its subject matter and supersedes all previous understandings, written or oral, in respect thereof.

Section 3.05 GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

Section 3.06 Waivers. The Maker hereby waives presentment, demand for payment, notice of protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement hereof.

[NAME OF MAKER]

By:

Name:
Title:

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